Exhibit 99.2

Item 8.	Consolidated Financial Statements and Supplementary Data

NEXSTAR BROADCASTING GROUP, INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Nexstar Broadcasting Group, Inc.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Nexstar Broadcasting Group, Inc. and its subsidiaries at December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting appearing under Item 9A of the Company’s Form 10-K for the year ended December 31, 2007 (not presented herein). Our responsibility is to express opinions on these financial statements and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for uncertain tax positions in 2007 and the manner in which it accounts for stock-based compensation in 2006.

As discussed under the heading “Liquidity and Management’s Plans” in Note 1 to the consolidated financial statements, after considering current estimated operating results for the quarter ended December 31, 2008 and the quarterly periods during 2009, and resulting potential impacts on compliance with certain covenants contained in the Company’s amended and restated senior secured credit facility, the Company is undertaking, among other actions, a debt exchange with certain existing holders of Nexstar Broadcasting’s 7% Senior Subordinated Notes due 2014 (the “2014 Notes”) in order to reduce the Company’s cash interest payments through January 15, 2011.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

March 11, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the disclosures under the heading “Liquidity and Management’s Plans” in Note 1, as to which the date is February 27, 2009.

NEXSTAR BROADCASTING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2006

(in thousands, except share information)

	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$16,226	$11,179
Accounts receivable, net of allowance for doubtful accounts of $1,208 and $1,061, respectively .	55,346	48,539
Current portion of broadcast rights	13,885	14,740
Taxes receivable	351	247
Prepaid expenses and other current assets	2,482	2,261
Deferred tax asset	15	4

Total current assets	88,305	76,970
Property and equipment, net	111,612	110,903
Broadcast rights	7,674	9,869
Goodwill	151,686	149,396
FCC licenses	163,795	163,795
Other intangible assets, net	178,611	206,259
Other noncurrent assets	6,399	7,364
Deferred tax asset	620	153

Total assets	$708,702	$724,709

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of debt	$50,391	$3,485
Current portion of broadcast rights payable	13,943	15,099
Accounts payable	8,334	10,040
Accrued expenses	13,563	14,231
Taxes payable	478	—
Interest payable	6,499	6,657
Deferred revenue	6,569	5,586

Total current liabilities	99,777	55,098
Debt	630,785	677,650
Broadcast rights payable	9,569	10,807
Deferred tax liabilities	44,555	38,697
Deferred revenue	2,096	2,965
Deferred gain on sale of assets	5,368	5,804
Other liabilities	5,942	6,978

Total liabilities	798,092	797,999

Commitments and contingencies

Stockholders’ deficit:
Preferred stock—$0.01 par value, authorized 200,000 shares; no shares issued and outstanding at December 31, 2007 and 2006, respectively	—	—
Common stock:
Class A Common—$0.01 par value, authorized 100,000,000 shares; issued and outstanding 15,005,839 and 14,316,810 at December 31, 2007 and 2006, respectively	150	143
Class B Common—$0.01 par value, authorized 20,000,000 shares; issued and outstanding 13,411,588 at both December 31, 2007 and 2006, respectively	134	134
Class C Common—$0.01 par value, authorized 5,000,000 shares; issued and outstanding none and 662,529 at December 31, 2007 and 2006, respectively	—	7
Additional paid-in capital	396,293	394,120
Accumulated deficit	(485,967)	(467,694)

Total stockholders’ deficit	(89,390)	(73,290)

Total liabilities and stockholders’ deficit	$708,702	$724,709

The accompanying notes are an integral part of these consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2007, 2006 and 2005

(in thousands, except per share amounts)

	2007	2006	2005
Net revenue	$266,801	$265,169	$228,939

Operating expenses (income):
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	74,128	71,465	67,681
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	86,773	85,293	75,863
Amortization of broadcast rights	21,457	19,701	22,257
Amortization of intangible assets	25,671	24,135	26,511
Depreciation	20,209	18,086	16,733
Gain on asset exchange	(1,962)	—	—
Loss on property held for sale	—	—	616
Loss (gain) on asset disposal, net	(17)	639	668

Total operating expenses	226,259	219,319	210,329

Income from operations	40,542	45,850	18,610
Interest expense, including amortization of debt financing costs	(55,040)	(51,783)	(47,260)
Loss on extinguishment of debt	—	—	(15,715)
Interest income	532	760	213
Other income, net	—	—	380

Loss before income taxes	(13,966)	(5,173)	(43,772)
Income tax expense	(5,807)	(3,819)	(4,958)

Net loss	$(19,773)	$(8,992)	$(48,730)

Net loss per common share:
Basic and diluted	$(0.70)	$(0.32)	$(1.72)
Weighted average number of common shares outstanding:
Basic and diluted	28,401	28,376	28,363

The accompanying notes are an integral part of these consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2007, 2006 and 2005

(in thousands, except share information)

	Common Stock						Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class B		Class C
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2005	14,289,310	$143	13,411,588	$134	662,529	$7	$392,393	$(409,972)	$(17,295)
Net loss	—	—	—	—	—	—	—	(48,730)	(48,730)

Balance at December 31, 2005	14,289,310	143	13,411,588	134	662,529	7	392,393	(458,702)	(66,025)
Stock-based compensation expense	—	—	—	—	—	—	1,598	—	1,598
Issuance of common shares related to restricted stock award	27,500	—	—	—	—	—	129	—	129
Net loss	—	—	—	—	—	—	—	(8,992)	(8,992)

Balance at December 31, 2006	14,316,810	143	13,411,588	134	662,529	7	394,120	(467,694)	(73,290)
Adjustment for the cumulative effect of adopting FIN No. 48	—	—	—	—	—	—	—	1,500	1,500
Stock based compensation expense	—	—	—	—	—	—	2,009	—	2,009
Issuance of common shares related to exercise of stock options	24,000	—	—	—	—	—	153	—	153
Issuance of common shares related to restricted stock award	2,500	—	—	—	—	—	11	—	11
Exchange of Class C common shares for Class A common shares	662,529	7	—	—	(662,529)	(7)	—	—	—
Net loss	—	—	—	—	—	—	—	(19,773)	(19,773)

Balance at December 31, 2007	15,005,839	$150	13,411,588	$134	—	$—	$396,293	$(485,967)	$(89,390)

The accompanying notes are an integral part of these consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2007, 2006 and 2005

(in thousands)

	2007	2006	2005
Cash flows from operating activities:
Net loss	$(19,773)	$(8,992)	$(48,730)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	5,380	4,284	4,887
Provision for bad debts	1,112	963	1,151
Depreciation of property and equipment	20,209	18,086	16,733
Amortization of intangible assets	25,671	24,135	26,511
Amortization of debt financing costs	1,067	1,414	1,320
Amortization of broadcast rights, excluding barter	9,050	8,091	9,810
Payments for broadcast rights	(8,376)	(8,284)	(9,704)
Loss (gain) on asset disposal, net	(17)	639	668
Gain on asset exchange	(1,962)	—	—
Loss on property held for sale	—	—	616
Loss on extinguishment of debt	—	—	15,715
Deferred gain recognition	(436)	(436)	(436)
Amortization of debt discount	13,526	12,115	11,028
Stock-based compensation expense including restricted stock award	2,020	1,727	—
Effect of accounting for derivative instruments	—	—	(197)
Call premium and interest paid in connection with repayments of senior subordinated notes	—	—	(15,981)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(7,947)	(2,681)	567
Prepaid expenses and other current assets	(167)	(251)	603
Taxes receivable	(104)	(247)	—
Other noncurrent assets	(546)	(463)	(455)
Accounts payable and accrued expenses	(2,618)	2,665	736
Taxes payable	478	(249)	160
Interest payable	(158)	101	(2,310)
Deferred revenue	114	975	1,290
Other noncurrent liabilities	464	870	368

Net cash provided by operating activities	36,987	54,462	14,350

Cash flows from investing activities:
Additions to property and equipment	(18,541)	(24,354)	(14,016)
Proceeds from sale of assets	320	603	125
Acquisition of broadcast properties and related transaction costs	—	(55,521)	(12,467)
Down payment on acquisition of station	(387)	—	—

Net cash used for investing activities	(18,608)	(79,272)	(26,358)

Cash flows from financing activities:
Proceeds from debt issuance	—	—	427,375
Repayment of long-term debt	(21,485)	(15,485)	(263,696)
Proceeds from revolver draws	8,000	38,000	1,000
Proceeds from issuance of common shares related to exercise of stock options	153	—	—
Repayment of senior subordinated notes	—	—	(153,619)
Payments for debt financing costs	—	(13)	(4,070)

Net cash provided by (used for) financing activities	(13,332)	22,502	6,990

Net increase (decrease) in cash and cash equivalents	5,047	(2,308)	(5,018)
Cash and cash equivalents at beginning of year	11,179	13,487	18,505

Cash and cash equivalents at end of year	$16,226	$11,179	$13,487

Supplemental schedule of cash flow information:

Cash paid during the period for:
Interest	$40,575	$38,182	$44,947

Income taxes, net	$51	$36	$(59)

Non-cash investing activities:
Equipment acquired from asset exchange	$2,049	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business Operations

As of December 31, 2007, Nexstar Broadcasting Group, Inc. (“Nexstar”) owned, operated, programmed or provided sales and other services to 49 television stations, all of which were affiliated with the NBC, ABC, CBS, Fox, MyNetworkTV or The CW television networks, in markets located in New York, Pennsylvania, Illinois, Indiana, Missouri, Texas, Louisiana, Arkansas, Alabama, Montana and Maryland. Through various local service agreements, Nexstar provided sales, programming and other services to stations owned and/or operated by independent third parties. Nexstar operates in one reportable television broadcasting segment. The economic characteristics, services, production process, customer type and distribution methods for Nexstar’s operations are substantially similar and are therefore aggregated as a single reportable segment.

Nexstar is highly leveraged, which makes it vulnerable to changes in general economic conditions. Nexstar’s ability to repay or refinance its debt will depend on, among other things, financial, business, market, competitive and other conditions, many of which are beyond Nexstar’s control.

Liquidity and Management’s Plans

Based on the Company’s current estimated operating results for the quarter ended December 31, 2008 and the quarterly periods during 2009, the Company believes the amount of its senior indebtedness and total indebtedness in relation to its broadcast cash flow may exceed the senior leverage and total leverage ratios allowed under the Company’s amended and restated senior secured credit facility agreement (the “Nexstar Facility”). If the Company’s broadcast cash flows do not increase, or if management does not execute certain station management agreements, or if the Company does not adjust planned spending including a mandated Company furlough, which Management is currently evaluating, the Company may need to undertake additional initiatives to maintain compliance with the senior leverage and total leverage ratios under the Nexstar Facility. These additional initiatives include a current plan to consummate an exchange offer to replace a portion of the Company’s 7% Senior Subordinated Notes due 2014 (the “2014 Notes”), which pay cash interest through their maturity date, with new notes, which will not pay cash interest until after January 15, 2011. The exchange offer is expected to close during the first quarter of 2009. The Company has also already eliminated its corporate bonuses for 2008 and 2009 as well as consolidated certain management functions as part of its efforts to meet the senior leverage and total leverage ratios.

The Company believes the consummation of the exchange offer with the necessary acceptance rate combined with the execution of all of the other management actions described above will allow the Company to maintain compliance with the senior leverage and total leverage ratios contained in the Nexstar Facility for a period of at least the next twelve months from December 31, 2008. However, no assurances can be given that the exchange offer will be consummated with the necessary acceptance rate or that the other management actions described above will be successful in increasing broadcast cash flows. If the foregoing does not occur, the Company would need to obtain waivers or amendments under the Nexstar Facility and no assurances can be given that the Company will be able to obtain these waivers or amendments. If the Company is unable to obtain these waivers or amendments if and when necessary, the Company would be in default under the Nexstar Facility, which would (1) preclude the Company from accessing any available borrowings under its revolving facility, (2) entitle the lenders thereunder to exercise their remedies, which includes the right to accelerate the debt outstanding under the Nexstar Facility, (3) trigger a similar event of default under Mission Broadcasting, Inc.’s amended and restated senior secured credit facility, and (4) trigger the cross-acceleration provisions under the 2014 Notes, the 11.375% Senior Discount Notes due 2013 (the “2013 Notes”) and any additional debt securities issued in exchange for existing debt securities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Nexstar and its subsidiaries. Also included in the financial statements are the accounts of independently-owned Mission Broadcasting, Inc. (“Mission”) (Nexstar and Mission are collectively referred to as “the Company”) and may include certain other entities when it is determined that the Company is the primary beneficiary of a variable interest entity (“VIE”) in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised 2003), “Consolidation of Variable Interest Entities, an interpretation on Accounting Research Bulletin No. 51” (“FIN No. 46R”).

All intercompany account balances and transactions have been eliminated in consolidation.

Mission

Mission is included in these consolidated financial statements because Nexstar is deemed to have a controlling financial interest in Mission for financial reporting purposes in accordance with FIN No. 46R as a result of (a) local service agreements Nexstar has with the Mission stations, (b) Nexstar’s guarantee of the obligations incurred under Mission’s senior credit facility and (c) purchase options (which expire on various dates between 2008 and 2014) granted by Mission’s sole shareholder which will permit Nexstar to acquire the assets and assume the liabilities of each Mission station, subject to Federal Communications Commission (“FCC”) consent. The Company expects these option agreements to be renewed upon expiration. As of December 31, 2007, the assets of Mission consisted of current assets of $11.0 million (excluding broadcast rights), broadcast rights of $4.7 million, FCC licenses of $28.7 million, goodwill of $17.1 million, other intangible assets of $36.4 million, property and equipment of $20.1 million and other noncurrent assets of $1.0 million. Substantially all of Mission’s assets, except for its FCC licenses, collateralize its secured debt obligation.

Nexstar has entered into local service agreements with Mission to provide sales and/or operating services to the Mission stations. The following table summarizes the various local service agreements Nexstar had in effect with Mission as of December 31, 2007:

Service Agreements	Mission Stations
TBA Only(1)	WFXP and KHMT
SSA & JSA(2)	KJTL, KJBO-LP, KOLR, KCIT, KCPN-LP, KAMC, KRBC, KSAN, WUTR, WFXW, WYOU, KODE and WTVO

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

(1)	Nexstar has a time brokerage agreement (“TBA”) with each of these stations which allows Nexstar to program most of each station’s broadcast time, sell each station’s advertising time and retain the advertising revenue generated in exchange for monthly payments to Mission.
(2)	Nexstar has both a shared services agreement (“SSA”) and a joint sales agreement (“JSA”) with each of these stations. The SSA allows the sharing of services including news production, technical maintenance and security, in exchange for Nexstar’s right to receive certain payments from Mission as described in the SSAs. The JSAs permit Nexstar to sell and retain a percentage of the net revenue from the station’s advertising time in return for monthly payments to Mission of the remaining percentage of net revenue, as described in the JSAs.

Nexstar’s ability to receive cash from Mission is governed by these agreements. The arrangements under the SSAs and JSAs have had the effect of Nexstar receiving substantially all of the available cash, after debt service costs, generated by the stations listed above. The arrangements under the TBAs have also had the effect of Nexstar receiving substantially all of the available cash generated by the TBA stations listed above. Nexstar anticipates that, through these local service agreements, it will continue to receive substantially all of the available cash, after payments for debt service costs, generated by the stations listed above.

Nexstar also guarantees the obligations incurred under Mission’s senior secured credit facility (see Note 9). Mission is a guarantor of Nexstar’s senior secured credit facility and the senior subordinated notes issued by Nexstar (see Note 9). In consideration of Nexstar’s guarantee of Mission’s senior credit facility, the sole shareholder of Mission has granted Nexstar a purchase option to acquire the assets and assume the liabilities of each Mission station, subject to FCC consent, for consideration equal to the greater of (1) seven times the station’s cash flow, as defined in the option agreement, less the amount of its indebtedness as defined in the option agreement, or (2) the amount of its indebtedness. These option agreements (which expire on various dates between 2008 and 2014) are freely exercisable or assignable by Nexstar without consent or approval by the sole shareholder of Mission. The Company expects these option agreements to be renewed upon expiration.

Nexstar does not own Mission or Mission’s television stations; however, Nexstar is deemed to have a controlling financial interest in them under accounting principles generally accepted in the United States of America (“U.S. GAAP”) while complying with the FCC’s rules regarding ownership limits in television markets. In order for both Nexstar and Mission to comply with FCC regulations, Mission maintains complete responsibility for and control over programming, finances, personnel and operations of its stations.

Variable Interest Entities

The Company, generally in connection with pending acquisitions subject to FCC consent, will enter into TBAs with non-owned stations. As a result of the TBA, the Company may determine that the station is a VIE and that the Company is the primary beneficiary of the variable interest. Under the terms of these agreements, the Company makes specific periodic payments to the station’s owner-operator in exchange for the right to provide programming and sell advertising on a portion of the station’s broadcast time. Nevertheless, the owner-operator retains control and responsibility for the operation of the station, including responsibility over all programming broadcast on the station. The Company will continue to provide programming and sell advertising under a TBA until the termination of such agreement, which typically occurs on consummation of the acquisition of the station. The Company also may determine that a station is a VIE, in connection with other types of local service agreements entered into with stations in markets in which the Company owns and operates a station.

VIEs included in the accompanying consolidated financial statements as a result of TBAs entered into in connection with station acquisitions are discussed below. The Company discontinued its consolidation of these stations as VIEs upon consummation of each acquisition.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

On October 13, 2003, Nexstar entered into a purchase agreement to acquire substantially all of the assets of KFTA/KNWA, the NBC affiliate in Fort Smith-Fayetteville-Springdale-Rogers, Arkansas, from JDG Television, Inc. (“JDG TV”). Operations under a TBA between Nexstar and JDG TV commenced on October 16, 2003. As a result of the TBA, Nexstar determined that it was the primary beneficiary of KFTA/KNWA. Nexstar consummated the acquisition of KFTA/KNWA on January 7, 2005. Nexstar consolidated the financial statements of KFTA/KNWA from October 16, 2003 to January 7, 2005, when operations under the TBA were terminated upon Nexstar’s purchase of the station.

On October 4, 2004, Mission entered into a purchase agreement to acquire substantially all of the assets of WTVO, the ABC affiliate in Rockford, Illinois, from Young Broadcasting, Inc. (“Young”) and Winnebago Television Corporation (“Winnebago”). Operations under a TBA between Mission and Young and Winnebago commenced on November 1, 2004. As a result of the TBA, Mission determined that it was the primary beneficiary of WTVO. Mission consummated the acquisition of WTVO on January 4, 2005. Mission consolidated the financial statements of WTVO from November 1, 2004 to January 4, 2005, when operations under the TBA were terminated upon Mission’s purchase of the station.

VIEs in connection with other types of local service agreements entered into with stations in markets in which the Company owns and operates a station are discussed below.

Nexstar has determined that it has a variable interest in KTVE, the NBC affiliate in El Dorado, Arkansas, which is owned by Piedmont Television of Monroe/El Dorado LLC (“Piedmont”), as a result of a JSA and SSA entered into with Piedmont. As successor to a JSA and SSA entered into effective March 21, 2001 by Quorum Broadcasting of Louisiana, Inc., Nexstar, (a) under the JSA, permits Piedmont to sell to advertisers all of the time available for commercial advertisements on KARD, the Nexstar television station in the related market in return for a monthly fee paid to Nexstar and (b) under the SSA, shares with Piedmont the costs of certain services and procurements, which they individually require in connection with the ownership and operation of their respective television stations. The terms of the JSA and SSA with Piedmont are 10 years and may be extended automatically for two additional 10-year terms unless the agreements are otherwise terminated. Nexstar has evaluated its arrangement with Piedmont and has determined that it is not the primary beneficiary of the variable interest, and therefore, has not consolidated KTVE under FIN No. 46R. Nexstar received payments from Piedmont under the JSA of approximately $1.3 million, $1.1 million and $1.0 million for the years ended December 31, 2007, 2006 and 2005, respectively.

In conjunction with Mission’s acquisition of KTVE, the NBC affiliate in the Monroe, Louisiana—El Dorado, Arkansas market, effective January 16, 2008, it entered into a SSA and JSA with Nexstar. The terms of the SSA and JSA are comparable to the terms of the SSAs and JSAs between Nexstar and Mission as discussed in Note 2—“Mission.” The JSA and SSA between Mission and Piedmont were terminated effective with the closing of Mission’s acquisition of KTVE from Piedmont on January 16, 2008.

Nexstar has determined that it has a variable interest in WYZZ, the Fox affiliate in Peoria, Illinois, which is owned by a subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), as a result of an outsourcing agreement it entered into effective December 1, 2001. Under the outsourcing agreement, Nexstar provides certain non-programming related engineering, production, sales and administrative services for WYZZ through WMBD, the Nexstar television station in the market. During the term of the outsourcing agreement, Nexstar is obligated to pay Sinclair a monthly fee based on the combined operating cash flow of WMBD and WYZZ, as defined in the agreement. The outsourcing agreement expires in December 2008, but at any time it may be canceled by either party upon 180 days written notice. Nexstar has evaluated its arrangement with Sinclair and has

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

determined that it is not the primary beneficiary of the variable interest, and therefore, has not consolidated WYZZ under FIN No. 46R. Nexstar made payments to Sinclair under the outsourcing agreement of $0.9 million, $1.4 million and $1.3 million for the years ended December 31, 2007, 2006 and 2005, respectively.

Nexstar has determined that it has a variable interest in WUHF, the Fox affiliate in Rochester, New York, which is owned by a subsidiary of Sinclair, as a result of an outsourcing agreement it entered into effective September 1, 2005. Under the outsourcing agreement, Nexstar provides certain non-programming related engineering, production, sales and administrative services for WUHF through WROC, the Nexstar television station in the market. During the term of the outsourcing agreement, Nexstar is obligated to pay Sinclair a monthly fee based on the combined operating cash flow of WROC and WUHF, as defined in the agreement. The outsourcing agreement expires in September 2012, but at any time it may be canceled by either party upon 180 days written notice. Nexstar has evaluated its arrangement with Sinclair and has determined that it is not the primary beneficiary of the variable interest, and therefore, has not consolidated WUHF under FIN No. 46R. Nexstar made payments to Sinclair under the outsourcing agreement of $2.4 million, $3.8 million and $0.8 million for the years ended December 31, 2007, 2006 and 2005, respectively.

Nexstar has determined that it has a variable interest in WHP, the CBS affiliate in Harrisburg-Lancaster-Lebanon-York, Pennsylvania, which is owned by Clear Channel TV, Inc. (“Clear Channel”), as a result of Nexstar becoming successor-in-interest to a TBA entered into by Television Station Group Holdings, LLC (“TSGH”), the former owner of WLYH, The CW affiliate in the market. Under the TBA, Nexstar allows Clear Channel to program most of WLYH’s broadcast time, sell its advertising time and retain the advertising revenue generated in exchange for monthly payments to Nexstar. The TBA expires in 2015. Nexstar received payments from Clear Channel under the TBA of $50 thousand for the year ended December 31, 2007. Since this agreement became effective for Nexstar on December 29, 2006 in conjunction with its acquisition of WTAJ and WLYH from TSGH, no fees were paid to Nexstar under the TBA for the year ended December 31, 2006.

Under the outsourcing agreements with Sinclair, Nexstar pays for certain operating expenses of WYZZ and WUHF, and therefore may have unlimited exposure to any potential operating losses. Nexstar’s management believes that Nexstar’s minimum exposure to loss under the Sinclair service agreements consist of the fees paid to Sinclair. Additionally, Nexstar indemnifies the owners of KTVE, WHP, WYZZ and WUHF from and against all liability and claims arising out of or resulting from its activities, acts or omissions in connection with the agreements. The maximum potential amount of future payments Nexstar could be required to make for such indemnification is undeterminable at this time.

Basis of Presentation

Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

Local Service Agreements

The Company enters into local service agreements with stations generally in connection with pending acquisitions subject to FCC approval or in markets in which the Company owns and operates a station. Local service agreement is a general term used to refer to a contract between two separately-owned television stations serving the same market, whereby the owner-operator of one station contracts with the owner-operator of the other station to provide it with administrative, sales and other services required for the operation of its station. Nevertheless, the owner-operator of each station retains control and responsibility for the operation of its station,

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

including ultimate responsibility over all programming broadcast on the station. Local service agreements include time brokerage agreements (“TBA”), shared service agreements (“SSA”), joint sales agreements (“JSA”) and outsourcing agreements.

Under the terms of a TBA, the Company makes specific periodic payments to the other station’s owner-operator in exchange for the right to provide programming and sell advertising on a portion of the other station’s broadcast time. Under the terms of an SSA, the Company’s station in the market bears the costs of certain services and procurements performed on behalf of another station, in exchange for the Company’s right to receive specific periodic payments. Under the terms of a JSA, the Company makes specific periodic payments to the station’s owner-operator in exchange for the right to sell advertising during a portion of the station’s broadcast time. Under TBAs, the Company retains all of the advertising revenue it generates, and under JSAs it retains a percentage of the advertising revenue it generates.

Under an outsourcing agreement, the Company’s station provides or is provided various non-programming related services to or by another station.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The more significant estimates made by management include those relating to the allowance for doubtful accounts, trade and barter transactions, income taxes, the recoverability of broadcast rights and the carrying amounts, recoverability and useful lives of intangible assets. Actual results may vary from estimates used.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of ninety days or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable consist primarily of billings to its customers for advertising spots aired and also includes amounts billed for production and other similar activities. Trade receivables normally have terms of 30 days and the Company has no interest provision for customer accounts that are past due. The Company maintains an allowance for estimated losses resulting from the inability of customers to make required payments. Management evaluates the collectibility of accounts receivable based on a combination of factors. In circumstances where management is aware of a specific customer’s inability to meet its financial obligations, an allowance is recorded to reduce their receivable amount to an amount estimated to be collected. The Company recorded bad debt expense of $1.1 million, $1.0 million and $1.2 million for the years ended December 31, 2007, 2006 and 2005, respectively, which was included in selling, general and administrative expenses in the Company’s consolidated statement of operations.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

Concentration of Credit Risk

Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash deposits are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits; however, the Company believes these deposits are maintained with financial institutions of reputable credit and are not subject to any unusual credit risk. A significant portion of the Company’s accounts receivable are due from local and national advertising agencies. The Company does not require collateral from its customers, but maintains reserves for potential credit losses. Management believes that the allowance for doubtful accounts is adequate, but if the financial condition of the Company’s customers were to deteriorate, additional allowances may be required. The Company has not experienced significant losses related to receivables from individual customers or by geographical area.

Revenue Recognition

The Company’s revenue is primarily derived from the sale of television advertising. Total revenue includes cash and barter advertising revenue, net of agency commissions, retransmission compensation, network compensation and other broadcast related revenues.

•	Advertising revenue is recognized, net of agency commissions, in the period during which the commercial is aired.

•

Network compensation is either recognized when the Company’s station broadcasts specific network programming based upon a negotiated hourly-rate, or on a straight-line basis based upon the total negotiated compensation to be received by the Company over the term of the agreement.

•	Retransmission compensation is recognized based on the number of subscribers over the contract period.

•

Other revenues, which include web-based revenue, revenue from the production of client advertising spots and other similar activities from time to time, are recognized in the period during which the services are provided.

The Company barters advertising time for certain program material. These transactions, except those involving exchange of advertising time for network programming, are recorded at management’s estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received. The value of advertising time exchanged is estimated by applying average historical advertising rates for specific time periods. Revenue from barter transactions is recognized as the related advertisement spots are broadcast. The Company recorded $12.4 million, $11.6 million and $12.4 million of barter revenue for the years ended December 31, 2007, 2006 and 2005, respectively.

Barter expense is recognized at the time program broadcast rights assets are used. The Company recorded $12.4 million, $11.6 million and $12.4 million of barter expense for the years ended December 31, 2007, 2006 and 2005, respectively, which was included in amortization of broadcast rights in the Company’s consolidated statement of operations.

The Company trades certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. Revenue from trade transactions is recognized when the related advertisement spots are broadcast. The Company recorded $7.0 million, $7.4 million and $7.9 million of trade revenue for the years ended December 31, 2007, 2006 and 2005, respectively.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

Trade expense is recognized when services or merchandise received are used. The Company recorded $6.0 million, $7.1 million and $7.3 million of trade expense for the years ended December 31, 2007, 2006 and 2005, respectively, which was included in direct operating expenses in the Company’s consolidated statement of operations.

Broadcast Rights and Broadcast Rights Payable

The Company records rights to programs, primarily in the form of syndicated programs and feature movie packages obtained under license agreements for the limited right to broadcast the suppliers’ programming when the following criteria are met: 1) the cost of each program is known or reasonably determinable, 2) the license period must have begun, 3) the program material has been accepted in accordance with the license agreement, and 4) the programming is available for use. Broadcast rights are initially recorded at the amount paid or payable to program suppliers; or, in the case of barter transactions, at management’s estimate of the value of the advertising time exchanged using historical advertising rates, which approximates the fair value of the program material received. Broadcast rights are stated at the lower of unamortized cost or net realizable value. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year. Amortization of broadcast rights is computed using the straight-line method based on the license period or programming usage, whichever yields the greater expense. Broadcast rights liabilities are reduced by monthly payments to program suppliers; or, in the case of barter transactions, are amortized over the life of the associated programming license contract as a component of trade and barter revenue. When projected future net revenue associated with a program is less than the current carrying amount of the program broadcast rights, for example, due to poor ratings, the Company write-downs the unamortized cost of the broadcast rights to equal the amount of projected future net revenue. If the expected broadcast period was shortened or cancelled, the Company would be required to write-off the remaining value of the related broadcast rights on an accelerated basis or possibly immediately. Such reductions in unamortized costs is included in amortization of broadcast rights in the consolidated statement of operations.

Property and Equipment

Property and equipment is stated at cost or estimated fair value at the date of acquisition for trade transactions. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets ranging from 3 to 39 years (see Note 6).

Network Affiliation Agreements

Network affiliation agreements are stated at estimated fair value at the date of acquisition using a discounted cash flow method. Amortization is computed on a straight-line basis over the estimated useful life of 15 years.

Each of the Company’s stations has a network affiliation agreement pursuant to which the broadcasting network provides programming to the station during specified time periods, including prime time. Under the affiliation agreements with NBC, CBS and ABC, most of the Company’s stations receive compensation for distributing the network’s programming over the air and for allowing the network to keep a portion of advertising inventory during those time periods. The affiliation agreements with Fox, MyNetworkTV and The CW do not provide for compensation.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

Intangible Assets

Intangible assets consist primarily of goodwill, broadcast licenses (“FCC licenses”) and network affiliation agreements that are stated at estimated fair value at the date of acquisition using a discounted cash flow method. The Company’s goodwill and FCC licenses are considered to be indefinite-lived intangible assets and are not amortized but instead are tested for impairment annually or whenever events or changes in circumstances indicate that such assets might be impaired. Network affiliation agreements are subject to amortization computed on a straight-line basis over the estimated useful life of 15 years. An impairment assessment of the Company’s intangible assets could be triggered by a significant reduction in operating results or cash flows at one or more of the Company’s television stations, or a forecast of such reductions, a significant adverse change in the advertising marketplaces in which the Company’s television stations operate, the loss of network affiliations, or by adverse changes to FCC ownership rules, among others.

The impairment test for goodwill utilizes a two-step fair value approach. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the combined stations in a market (“reporting unit”) to its carrying amount. The fair value of a reporting unit is determined using a discounted cash flows analysis. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing an assumed purchase price allocation, using the reporting unit fair value (as determined in Step 1) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

The impairment test for FCC licenses consists of a market-by-market comparison of the carrying amount of FCC licenses with their fair value, using a discounted cash flows analysis.

The Company completed the annual tests of impairment for goodwill and FCC licenses as of December 31, 2007, 2006 and 2005, which resulted in no impairment being recognized for the Company in 2007, 2006 and 2005.

The Company tests network affiliation agreements whenever events or changes in circumstances indicate that their carrying amount may not be recoverable, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying amount of a network affiliation agreement is recognized when the expected future operating cash flow derived from the operation to which the asset relates to is less than its carrying value.

Debt Financing Costs

Debt financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the related debt. Previously capitalized debt financing costs are expensed and included in loss on extinguishment of debt if the Company determines that there has been a substantial modification of the related debt. As of December 31, 2007 and 2006, debt financing costs of $5.7 million and $6.8 million, respectively, were included in other noncurrent assets.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

Comprehensive Income (Loss)

The Company reports comprehensive income or loss and its components in accordance with FASB Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income,” (“SFAS No. 130”). Comprehensive loss includes, in addition to net loss, items of other comprehensive income (loss) representing certain changes in equity that are excluded from net loss and instead are recorded as a separate component of stockholders’ equity (deficit). During the years ended December 31, 2007, 2006 and 2005, the Company had no items of other comprehensive income (loss) and, therefore, comprehensive income (loss) does not differ from reported net loss.

Advertising Expense

The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amount of $1.9 million, $2.5 million and $2.5 million for the years ended December 31, 2007, 2006 and 2005, respectively, which were included in selling, general and administrative expenses in the Company’s consolidated statement of operations.

Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, broadcast rights payable, accounts payable and accrued expenses approximates fair value due to their short-term nature. The fair value of derivative financial instruments is obtained from financial institution quotes. The interest rates on the Company’s term loan and revolving credit facilities are adjusted regularly to reflect current market rates. Accordingly, the carrying amount of the Company’s term loan and revolving credit facilities approximates its fair value. See Note 9 for the fair value of the Company’s debt.

Stock-Based Compensation

Nexstar maintains stock-based employee compensation plans which are described more fully in Note 11. On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004),

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

“Share-Based Payment” (“SFAS No. 123(R)”), which requires companies to expense the fair value of employee stock options and other forms of stock-based employee compensation in the financial statements (see “Adoption of SFAS No. 123(R)”).

Prior to January 1, 2006, the Company had accounted for Nexstar’s stock-based employee compensation plan using the intrinsic value method of expense recognition prescribed by Accounting Principle Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), and related interpretations, which was permitted as an alternative to the fair value recognition provisions of FASB Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Under the intrinsic value method compensation expense was not recognized for stock options granted with an exercise price greater than or equal to the fair market value of Nexstar’s common stock on the date of the grant. The Company did not recognize compensation cost for employee stock options for the year ended December 31, 2005, as all options granted under Nexstar’s stock-based employee compensation plan had an exercise price greater than or equal to the market price of Nexstar’s common stock on the date of grant. The Company had applied the disclosure only provisions of SFAS No. 123 and made pro forma disclosure as if the fair value of stock options had been expensed under the accounting prescribed by SFAS No. 123.

Income Taxes

The Company accounts for income taxes under the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax basis of assets and liabilities. A valuation allowance is applied against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Nexstar and its subsidiaries file a consolidated federal income tax return. Mission files its own separate federal income tax return.

On January 1, 2007, the Company adopted Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN No. 48”). FIN No. 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that each uncertain tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information. For interest and penalties relating to income taxes the Company recognizes these items as components of income tax expense.

Loss Per Share

Basic loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period using the treasury stock method. Potential common shares consist of stock options and the unvested portion of restricted stock granted to employees. For the years ended December 31, 2007, 2006 and 2005 there was no difference between basic and diluted net loss per share since the effect of potential common shares were anti-dilutive, and therefore excluded from the computation of diluted net loss per share.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

The following table summarizes information about anti-dilutive potential common shares (not presented in thousands):

	Years Ended December 31,
	2007	2006	2005
	(weighted-average shares outstanding)
Stock options excluded as the exercise price of the options was greater than the average market price of the common stock	1,075,247	2,159,767	2,059,087

In-the-money stock options excluded as the Company had a net loss during the period	2,532,904	772,726	42,191

Unvested restricted stock	151	17,106	—

Nonmonetary Asset Exchanges

In connection with a spectrum allocation exchange ordered by the FCC within the 1.9 GHz band, Sprint Nextel Corporation (“Nextel”) is required to replace certain existing analog equipment with comparable digital equipment. The Company has agreed to accept the substitute equipment that Nextel will provide and in turn must relinquish its existing equipment to Nextel. Neither party will have any continuing involvement in the equipment transferred following the exchange. We account for this arrangement as an exchange of assets in accordance with Accounting Principles Board No. 29, “Accounting for Nonmonetary Transactions”, as amended by SFAS No. 153, “Exchanges of Nonmonetary Assets”. The equipment the Company receives under this arrangement is recorded at their estimated fair market value and depreciated over estimated useful lives ranging from 5 to 15 years. Management’s determination of the fair market value is derived from the most recent prices paid to manufacturers and vendors for the specific equipment acquired. As equipment is exchanged, the Company records a gain to the extent that the fair market value of the equipment received exceeds the carrying amount of the equipment relinquished.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”), which addresses how companies should determine fair value when they are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Under SFAS No. 157, the definition of fair value retains the “exchange price” notion in earlier definitions of fair value, but clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, which is the Company’s 2008 fiscal year. Delayed application is permitted for all nonfinancial assets and nonfinancial liabilities that are not recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually) in financial statements issued for fiscal years beginning after November 15, 2008. Management is currently evaluating the impact the adoption of SFAS No. 157 will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies—(Continued)

On January 1, 2007, the Company adopted FIN No. 48, which clarifies whether the benefit of tax positions taken in a filed tax return, or expected to be taken in a future tax return, should be reflected in income tax expense in the financial statements. FIN No. 48 requires that the benefit from an uncertain tax position be recognized in the financial statements only if it is more likely than not that the tax position will be sustained, based on its technical merits, upon examination by a taxing authority. The amount recognized in the financial statements from an uncertain tax position is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. To the extent a tax return position has not been reflected in the financial statements, a liability (“unrecognized tax benefit”) is recorded. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense, which is consistent with its recognition of these items in prior period financial statements. As a result of adopting FIN No. 48, the Company recorded a $1.5 million decrease to other liabilities and a cumulative-effect adjustment decreasing the January 1, 2007 balance of accumulated deficit by a corresponding amount. See Note 13 for further discussion of the Company’s unrecognized tax benefits.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB No. 115” (“SFAS No. 159”), which provides a fair value measurement option for eligible financial assets and liabilities. Under SFAS No. 159, an entity is permitted to elect to apply fair value accounting to a single eligible item, subject to certain exceptions, without electing it for other identical items. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be included in earnings. The fair value option established by this Statement is irrevocable, unless a new election date occurs. This Standard reduces the complexity in accounting for financial instruments and mitigates volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007 which for the Company is January 1, 2008. The Company will adopt the provisions of this Statement beginning in fiscal 2008. Management is currently evaluating the impact the adoption of SFAS No. 159 will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, “Business Combinations” (“SFAS No. 141R”), which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the impact the adoption of SFAS No. 141R will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material impact on its consolidated financial position or results of operations.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. Management is currently evaluating the impact the adoption of SFAS No. 160 will have on the Company's consolidated financial statements, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Acquisitions

Purchase Acquisitions

During 2005 and 2006, the Company consummated the acquisitions listed below. These acquisitions have been accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair value on the acquisition date. The excess of the purchase price over the fair values assigned to the net assets acquired was recorded as goodwill. The consolidated financial statements include the operating results of each business from the earlier of the TBA commencement date if required by FIN No. 46R or the date of acquisition.

Station	Network Affiliation	Market	Date Acquired	Acquired By
WTVO(1)	ABC	Rockford, Illinois	January 4, 2005	Mission
KFTA/KNWA(2)	NBC	Fort Smith-Fayetteville-Springdale-Rogers, Arkansas	January 7, 2005	Nexstar
WTAJ	CBS	Johnstown-Altoona, Pennsylvania	December 29, 2006	Nexstar
WLYH	The CW	Harrisburg-Lancaster-Lebanon-York, Pennsylvania	December 29, 2006	Nexstar

(1)	Mission commenced operations under a TBA on November 1, 2004 which terminated on the date of acquisition.
(2)	Nexstar commenced operations under a TBA on October 16, 2003 which terminated on the date of acquisition.

WTVO

On October 4, 2004, Mission entered into a purchase agreement and a TBA with Young Broadcasting, Inc. and Winnebago Television Corporation, which owned WTVO, the ABC affiliate in Rockford, Illinois. Mission began providing programming and selling advertising under the TBA on November 1, 2004 which terminated upon the purchase of the station. On January 4, 2005, Mission completed the acquisition of WTVO for total consideration of $20.75 million, exclusive of transaction costs. Pursuant to terms of the purchase agreement, Mission made an initial payment of $15.0 million against the purchase price on November 1, 2004, to acquire substantially all of the assets of WTVO, except for its FCC license and certain transmission equipment. Mission paid the remaining $5.75 million on January 4, 2005, exclusive of transaction costs, for the purchase of WTVO’s FCC license and certain transmission equipment.

The following table summarizes the estimated fair values of the assets acquired. Mission estimated these fair values, including certain acquired intangible assets, with the assistance of a third-party valuation (in thousands).

Property and equipment	$7,161
Intangible assets	10,279
Goodwill	3,644

Assets acquired	$21,084

Of the $10.3 million of acquired intangible assets, $2.9 million was assigned to FCC licenses that are not subject to amortization and $6.7 million was assigned to network affiliation agreements (estimated useful life of 15 years). The remaining $0.7 million of acquired intangible assets have an estimated useful life of approximately 1 year. Goodwill of $3.6 million is expected to be deductible for tax purposes.

KFTA/KNWA

On October 13, 2003, Nexstar entered into a purchase agreement and a TBA with J.D.G. Television, Inc., which owned KFTA/KNWA, the NBC affiliate in Fort Smith-Fayetteville-Springdale-Rogers, Arkansas. Nexstar

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Acquisitions—(Continued)

began providing programming and selling advertising under the TBA on October 16, 2003 which terminated upon the purchase of the station. On January 7, 2005, Nexstar purchased substantially all of the assets of KFTA/KNWA for $17.0 million, exclusive of transaction costs. Pursuant to terms of the purchase agreement, Nexstar made a down payment of $10.0 million against the purchase price on October 16, 2003 and paid $6.0 million upon consummation of the acquisition on January 7, 2005, exclusive of transaction costs. The remaining $1.0 million relates to a non-compete agreement being paid to a principal of the seller over a four year period.

The following table summarizes the estimated fair values of the assets acquired at the date of acquisition. Nexstar estimated these fair values, including certain acquired intangible assets, with the assistance of a third-party valuation (in thousands).

Property and equipment	$5,204
Intangible assets	11,121
Goodwill	1,013

Assets acquired	$17,338

Of the $11.1 million of acquired intangible assets, $3.6 million was assigned to FCC licenses that are not subject to amortization and $5.4 million was assigned to network affiliation agreements (estimated useful life of 15 years). The remaining $2.1 million of acquired intangible assets includes a $1.0 million non-compete agreement and $1.1 million of other intangible assets, which are being amortized over 1 to 4 years. Goodwill of $1.0 million is expected to be deductible for tax purposes.

WTAJ and WLYH

On July 26, 2006, Nexstar entered into a purchase agreement with TSGH, which owned WTAJ, the CBS affiliate in Johnstown-Altoona, Pennsylvania, and WLYH, The CW affiliate in Harrisburg-Lancaster-Lebanon-York, Pennsylvania. WLYH is programmed by a third party under a TBA that extends until 2015. See Note 5 for a more complete discussion of WLYH’s TBA. On December 29, 2006, Nexstar completed the acquisition of WTAJ and WLYH for total consideration of $55.1 million, exclusive of transaction costs. Pursuant to the terms and conditions of the purchase agreement, $5.0 million of the total consideration was placed in a third party escrow account in accordance with the terms of an indemnification escrow agreement. The indemnification escrow agreement covers a one-year period commencing on December 29, 2006 and provides a basis for which Nexstar may assert certain claims within the terms of the indemnification escrow agreement.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Acquisitions—(Continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. Nexstar estimated these fair values, including certain acquired intangible assets, with the assistance of a third-party valuation (in thousands).

Accounts receivable	$87
Current portion of broadcast rights	407
Prepaid expenses and other current assets	84
Property and equipment	6,907
Broadcast rights	166
Intangible assets	46,116
Goodwill	3,356

Total assets acquired	57,123
Less: current portion of broadcast rights payable	394
Less: accounts payable	124
Less: accrued expenses	175
Less: broadcast rights payable	166
Less: other liabilities	483

Net assets acquired	$55,781

Of the $46.1 million of acquired intangible assets, $25.4 million was assigned to FCC licenses that are not subject to amortization and $20.3 million was assigned to network affiliation agreements (estimated useful life of 15 years). The remaining $0.4 million of acquired intangible assets have an estimated useful life of approximately 1 year. Goodwill of $3.4 million is expected to be deductible for tax purposes.

Unaudited Pro Forma Information

The following unaudited pro forma information has been presented as if the acquisition of WTAJ and WLYH had occurred on January 1, 2005:

	Year Ended December 31,
	2006	2005
	(in thousands, except per share amounts)
Net revenue	$278,272	$240,483
Income from operations	49,271	20,607
Loss before income taxes	(4,359)	(43,692)
Net loss	(8,927)	(49,397)
Basic and diluted net loss per share	$(0.31)	$(1.74)

The above selected unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of results of operations in future periods or results that would have been achieved had the Company owned the acquired stations during the specified periods. There is no pro forma information presented for WTVO and KFTA/KNWA for the comparable period in fiscal year 2005 since the acquisitions of WTVO and KFTA/KNWA were consummated near the beginning of the year and the pro forma results would not be materially different from the Company’s result of operations as reported.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Acquisitions—(Continued)

Subsequent Acquisition

On January 16, 2008, Mission completed the acquisition of KTVE, the NBC affiliate in Monroe, Louisiana-El Dorado, Arkansas for total consideration of $7.8 million, exclusive of transaction costs. Pursuant to terms of the purchase agreement, Mission made an initial payment of $0.4 million against the purchase price on June 27, 2007 to acquire substantially all of the assets of KTVE. Mission paid the remaining $7.4 million on January 16, 2008, exclusive of transaction costs.

4. Pending Transaction with Mission

On April 11, 2006, Nexstar and Mission filed an application with the FCC for consent to assignment of the license of KFTA Channel 24 (Ft. Smith, Arkansas) from Nexstar to Mission. Consideration for this transaction is set at $5.6 million. On August 28, 2006, Nexstar and Mission entered into a local service agreement whereby (a) Mission pays Nexstar $5 thousand per month for the right to broadcast Fox programming on KFTA during the Fox network programming time periods and (b) Nexstar pays Mission $20 thousand per month for the right to sell all advertising time on KFTA within the Fox network programming time periods. Also in 2006, Mission entered into an affiliation agreement with the Fox network which provides Fox programming to KFTA. The local service agreement between Nexstar and Mission will terminate upon assignment of KFTA’s FCC license from Nexstar to Mission. Upon completing the assignment of KFTA’s license, Mission plans to enter into a JSA and SSA with Nexstar-owned KNWA in Fort Smith-Fayetteville-Springdale-Rogers, Arkansas, whereby KNWA will provide local news, sales and other non-programming services to KFTA. Nexstar’s KNWA Channel 51, licensed to Rogers, Arkansas, has renewed its affiliation agreement for KNWA to continue as the NBC affiliate in Ft. Smith-Fayetteville-Springdale-Rogers, Arkansas through 2014.

In May 2006, two affiliates of Equity Broadcasting Corporation (“Equity”) filed a petition to deny against the KFTA assignment application alleging that Nexstar improperly controls Mission and its stations. Nexstar and Mission submitted a joint opposition to Equity’s petition to deny. The FCC is currently considering the KFTA assignment application. In September 2006, Equity submitted a petition to deny Nexstar’s applications for renewal of the KFTA and KNWA FCC licenses. Nexstar has filed its response to Equity’s petition to deny the license renewals. Although Nexstar’s and Mission’s management believe that the petitions have no merit, it is not possible to predict what action the FCC will take on the petitions to deny, or when it will take such action.

5. Local Service Agreements

The Company enters into local service agreements with stations generally in connection with pending acquisitions subject to FCC approval or in markets in which the Company owns and operates a station. Local service agreement is a general term used to refer to a contract between two separately owned television stations serving the same market, whereby the owner-operator of one station contracts with the owner-operator of the other station to provide it with administrative, sales and other services required for the operation of its station. Nevertheless, the owner-operator of each station retains control and responsibility for the operation of its station, including ultimate responsibility over all programming broadcast on its station.

The various local service agreements entered into by the Company are discussed below.

Local Service Agreements with Mission

Nexstar has entered into various local service agreements with all of Mission’s stations.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Local Service Agreements—(Continued)

Nexstar has TBAs with two Mission stations. Under these agreements, Nexstar programs most of each station’s broadcast time, sells each station’s advertising time and retains the advertising revenue it generates in exchange for monthly payments, as defined in the agreement, to Mission. The arrangements under the TBAs have had the effect of Nexstar receiving substantially all of the available cash generated by the Mission stations.

Nexstar has SSAs and JSAs with the remaining Mission stations. Under the SSAs, the Nexstar station in the market bears the costs of certain services and procurements, in exchange for monthly payments from Mission, as defined in the agreement. Under the JSAs, Nexstar sells each Mission station’s advertising time and retains a percentage of the net revenue from the station’s advertising in exchange for monthly payments to Mission of the remaining percentage of net revenue, as defined in the agreement. The arrangements under these agreements have had the effect of Nexstar receiving substantially all of the available cash, after payment of debt service costs, generated by the Mission stations.

On August 28, 2006, Nexstar and Mission entered into a TBA whereby (a) Mission pays Nexstar $5 thousand per month for the right to broadcast Fox programming on KFTA during the Fox network programming time periods and (b) Nexstar pays Mission $20 thousand per month for the right to sell all advertising time on KFTA within the Fox network programming time periods. The TBA arrangement between Nexstar and Mission will terminate upon Mission’s assignment of KFTA’s FCC license from Nexstar. Upon completion of the assignment of KFTA’s license, Mission plans to enter into JSA and SSA agreements with Nexstar-owned KNWA whereby KNWA will provide local news, sales and other non-programming services to KFTA.

The impact of all the local service agreements between Nexstar and Mission is eliminated in consolidation.

Local Service Agreements in Connection with Acquisitions

In connection with the acquisitions discussed in Note 3, except for WTAJ and WLYH the Company entered into local service agreements to provide programming and sell advertising for the stations under a TBA until the acquisition was consummated. Under these agreements, Nexstar or Mission made specific periodic payments in exchange for the right to provide programming and sell advertising during a portion of the stations’ broadcast time. The agreements also entitled Nexstar and Mission to all revenue attributable to commercial advertising sold on these stations. The Company provided programming and sold advertising for the stations under the local service agreements until the acquisition of the stations was consummated, at which time the agreements were terminated.

Other Local Service Agreements

Local service agreements entered into with other independent third parties which impact the Company’s 2005, 2006 and 2007 consolidated financial statements are discussed below.

As successor to an agreement entered into by TSGH, former owner of WLYH, The CW affiliate in Harrisburg-Lancaster-Lebanon-York, Pennsylvania, Nexstar has a TBA with Clear Channel. Under the TBA, Nexstar allows Clear Channel to program most of WLYH’s broadcast time, sell its advertising time and retain the advertising revenue generated in exchange for monthly payments to Nexstar. The TBA expires in 2015. Since this agreement became effective for Nexstar on December 29, 2006 in conjunction with its acquisition of WTAJ and WLYH from TSGH, no fees were paid to Nexstar under the TBA for the year ended December 31, 2006. Fees paid to Nexstar under the TBA with Clear Channel in the amount of $50 thousand are included in the consolidated statement of operations for the year ended December 31, 2007.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Local Service Agreements—(Continued)

As successor to agreements entered into effective March 21, 2001 by Quorum Broadcast Holdings, LLC, Nexstar has a JSA and SSA with Piedmont Television of Monroe/El Dorado LLC (“Piedmont”), the licensee of KTVE, the NBC affiliate television station in El Dorado, Arkansas. Under the JSA, Nexstar permits Piedmont to sell to advertisers all of the time available for commercial advertisements on KARD, the Nexstar television station in the market. The JSA also entitles Piedmont to all revenue attributable to commercial advertisements it sells on KARD. During the term of the JSA, Piedmont is obligated to pay Nexstar a monthly fee based on the combined operating cash flow of KTVE and KARD, as defined in the agreement. Under the SSA, Nexstar and Piedmont share the costs of certain services and procurements, which they individually require in connection with the ownership and operation of their respective station. The terms of the JSA and SSA with Piedmont are 10 years and may be extended automatically for two additional 10-year terms unless the agreements are otherwise terminated. Fees paid to Nexstar under the JSA with Piedmont in the amount of $1.3 million, $1.1 million and $1.0 million are included in the consolidated statement of operations for the years ended December 31, 2007, 2006 and 2005, respectively.

Also in connection with the Piedmont agreements, Nexstar has a right of first refusal agreement with Piedmont. In the event that either Nexstar or Piedmont receives a solicited or unsolicited bona fide offer for the acquisition of its station by a third party, the station owner shall abide by the mutually agreed upon terms and conditions as stated in the agreement. The exercise of this agreement will be permitted solely in accordance with the Communications Act and all applicable rules, regulations and policies of the FCC and is subject to prior FCC consent. The terms of this agreement shall continue and be in effect for as long as the JSA shall be in effect.

In conjunction with Mission’s acquisition of KTVE, the NBC affiliate in the Monroe, Louisiana—El Dorado, Arkansas market, effective January 16, 2008, it entered into a SSA and JSA with Nexstar. The terms of the SSA and JSA are comparable to the terms of the SSAs and JSAs between Nexstar and Mission as discussed in Note 2—“Mission.” The JSA and SSA between Mission and Piedmont were terminated effective with the closing of Mission’s acquisition of KTVE from Piedmont on January 16, 2008.

Effective December 1, 2001, Nexstar entered into an outsourcing agreement with a subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), the licensee of WYZZ, the Fox affiliate in Peoria, Illinois. Under the outsourcing agreement, Nexstar provides certain non-programming related engineering, production, sales and administrative services for WYZZ through WMBD, the Nexstar television station in the market. During the term of the outsourcing agreement, Nexstar is obligated to pay Sinclair a monthly fee based on the combined operating cash flow of WMBD and WYZZ, as defined in the agreement. The outsourcing agreement expires in December 2008, but at any time it may be cancelled by either party upon 180 days written notice. Fees under the outsourcing agreement paid to Sinclair in the amount of $0.9 million, $1.4 million and $1.3 million were included in the consolidated statement of operations for the years ended December 31, 2007, 2006 and 2005, respectively.

Effective September 1, 2005, Nexstar entered into an outsourcing agreement with a subsidiary of Sinclair, the licensee of WUHF, the Fox affiliate in Rochester, New York. Under the outsourcing agreement, Nexstar provides certain non-programming related engineering, production, sales and administrative services for WUHF through WROC, the Nexstar television station in the market. During the term of the outsourcing agreement, Nexstar is obligated to pay Sinclair a monthly fee based on the combined operating cash flow of WROC and WUHF, as defined in the agreement. The outsourcing agreement expires in September 2012, but at any time it may be cancelled by either party upon 180 days written notice. Fees under the outsourcing agreement paid to Sinclair in the amount of $2.4 million, $3.8 million and $0.8 million were included in the consolidated statement of operations for the years ended December 31, 2007, 2006 and 2005, respectively.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6. Property and Equipment

Property and equipment consisted of the following:

	Estimated useful life (years)	December 31,
		2007	2006
		(in thousands)
Buildings and building improvements	39	$34,226	$33,755
Land and land improvements	N/A-39	5,974	6,044
Leasehold improvements	term of lease	2,187	2,094
Studio and transmission equipment	5-15	160,210	143,872
Office equipment and furniture	3-7	17,638	16,198
Vehicles	5	10,064	9,268
Construction in progress	N/A	13,110	17,426

		243,409	228,657
Less: accumulated depreciation		(131,797)	(117,754)

Property and equipment, net of accumulated depreciation		$111,612	$110,903

The Company recorded depreciation expense in the amounts of $20.2 million, $18.1 million and $16.7 million for the years ended December 31, 2007, 2006 and 2005, respectively.

On February 8, 2006, President Bush signed into law legislation that establishes February 17, 2009 as the deadline for television broadcasters to complete their transition to digital transmission and return their analog spectrum to the FCC. As a result, the Company reassessed the estimated useful lives of its analog transmission equipment and has accelerated the depreciation of certain equipment affected by the digital conversion. Equipment having a net book value of approximately $9.8 million as of February 1, 2006, which was previously being depreciated over various remaining useful lives which extended from 2010 to 2020, is now being depreciated over a remaining useful life of three years. During the year ended December 31, 2007 and 2006, the accelerated depreciation of analog transmission equipment increased depreciation expense and net loss by approximately $2.3 million ($0.08 per basic and diluted share) and $2.1 million ($0.07 per basic and diluted share), respectively.

Property Held for Sale

During the second quarter of 2005, management committed to a plan to sell buildings in Abilene, Texas and Utica, New York, which were vacated after the Company finalized consolidation of its station operations in these markets. Accordingly, the buildings, building improvements and land have been recorded at their estimated fair value less costs to sell. Fair value was based on management’s estimate of the amount that could be realized from the sale of the properties in a current transaction between willing parties. The estimate was derived from professional appraisals and quotes obtained from local real estate brokers. During the second quarter of 2005, the Company recorded a loss of $0.6 million related to the write-down of these assets which comprises loss on property held for sale. On January 31, 2006, the Utica property was sold for cash proceeds of $0.1 million, and on June 16, 2006, the Abilene property was sold for cash proceeds of $0.4 million, which approximated the carrying value of the assets.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6. Property and Equipment—(Continued)

Sale of Towers

On May 11, 2001, an entity acquired by Nexstar sold certain of its telecommunications tower facilities for cash and then entered into noncancelable operating leases with the buyer for tower space. In 2001, in connection with this transaction a $9.1 million gain on the sale was deferred and is being recognized over the lease term which expires in May 2021. The deferred gain at December 31, 2007 and 2006 was approximately $5.8 million and $6.2 million, respectively ($0.4 million was included in current liabilities at December 31, 2007 and 2006).

7. Intangible Assets and Goodwill

Intangible assets subject to amortization consisted of the following:

	Estimated useful life (years)	December 31, 2007			December 31, 2006
		Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
			(in thousands)			(in thousands)
Network affiliation agreements	15	$355,878	$(182,848)	$173,030	$355,878	$(159,112)	$196,766
Other definite-lived intangible assets	1-15	15,775	(10,194)	5,581	20,636	(11,143)	9,493

Total intangible assets subject to amortization		$371,653	$(193,042)	$178,611	$376,514	$(170,255)	$206,259

Total amortization expense from definite-lived intangibles for the years ended December 31, 2007, 2006 and 2005 was $25.7 million, $24.1 million and $26.5 million, respectively.

The estimated useful life of network affiliation agreements contemplates renewals of the underlying agreements based on Nexstar’s and Mission’s historical ability to renew such agreements without significant cost or modifications to the conditions from which the value of the affiliation was derived. These renewals can result in estimated useful lives of individual affiliations ranging from 12 to 20 years. Management has determined that 15 years is a reasonable estimate within the range of such estimated useful lives.

The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangibles assets recorded on its books as of December 31, 2007 (in thousands):

Year ending December 31,
2008	$24,970
2009	$24,640
2010	$24,633
2011	$24,561
2012	$24,549

The aggregate carrying value of indefinite-lived intangible assets, consisting of FCC licenses and goodwill, at December 31, 2007 and 2006 was $315.5 million and $313.2 million, respectively. Indefinite-lived intangible assets are not subject to amortization, but are tested for impairment annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for FCC licenses contemplates the Company’s historical ability to renew their licenses, that such renewals generally may be obtained indefinitely and at little cost, and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the FCC licenses are expected to continue indefinitely.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Intangible Assets and Goodwill—(Continued)

The change in the carrying amount of goodwill for the years ended December 31, 2007 and 2006 was as follows:

	December 31,
	2007	2006
	(in thousands)
Beginning balance	$149,396	$146,258
Acquisition	—	3,138
Reclassification of asset	2,072	—
Adjustments	218	—

Ending balance	$151,686	$149,396

During 2007, the Company reclassified certain amounts representing goodwill that were improperly classified as other intangible assets and recorded adjustments to the estimated fair value of WTAJ assets which were acquired in 2006. The consummation of the acquisition of WTAJ and WLYH during 2006 increased goodwill by approximately $3.1 million.

8. Accrued Expenses

Accrued expenses consisted of the following:

	December 31,
	2007	2006
	(in thousands)
Compensation and related taxes	$4,082	$4,348
Sales commissions	1,514	1,389
Employee benefits	1,361	1,327
Property taxes	620	595
Other accruals related to operating expenses	5,986	6,572

	$13,563	$14,231

9. Debt

Long-term debt consisted of the following:

	December 31,
	2007	2006
	(in thousands)
Term loans	$328,659	$332,144
Revolving credit facilities	28,000	38,000
7% senior subordinated notes due 2014, net of discount of $1,978 and $2,228	198,022	197,772
11.375% senior discount notes due 2013, net of discount of $3,505 and $16,781	126,495	113,219

	681,176	681,135
Less: current portion	(50,391)	(3,485)

	$630,785	$677,650

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. Debt—(Continued)

The Nexstar Senior Secured Credit Facility

On April 1, 2005, Nexstar Broadcasting entered into an amended and restated senior secured credit facility agreement (the “Nexstar Facility”) with a group of commercial banks which replaced its previous credit facility that had provided for a $83.0 million Term Loan D and a $50.0 million revolving loan. The Nexstar Facility consists of a Term Loan B and a $82.5 million revolving loan. Proceeds obtained under the Term Loan B were partially used to repay Nexstar Broadcasting’s existing Term Loan D in the amount of $82.4 million plus accrued interest.

As of December 31, 2007 and 2006, Nexstar Broadcasting had $159.8 million and $161.6 million, respectively, outstanding under its Term Loan B and $21.0 million and $38.0 million were outstanding under its revolving loan.

The Term Loan B matures in October 2012 and is payable in consecutive quarterly installments amortized at 0.25% quarterly, with the remaining 93.25% due at maturity. During the years ended December 31, 2007 and 2006, repayments of Nexstar’s Term Loan B totaled $1.8 million and $13.8 million, which consisted of scheduled maturities of $1.8 million each year and voluntary repayments of none and $12.0 million respectively. The revolving loan is not subject to incremental reduction and matures in April 2012. During the year ended December 31, 2007, repayments of Nexstar’s revolving loan totaled $18.0 million and borrowings under Nexstar’s revolving loan totaled $1.0 million. Nexstar Broadcasting is required to prepay borrowings outstanding under the Nexstar Facility with certain net proceeds, recoveries and excess cash flows as defined in the credit facility agreement.

The Term Loan B bears interest at either the higher of the prevailing prime rate or the Federal Funds Rate plus 0.50% (the “Base Rate”), plus an applicable margin of 0.50%; or LIBOR plus 1.75%. The revolving loan bears interest at either the Base Rate plus an applicable margin ranging between 0.00% and 0.75%; or LIBOR plus an applicable margin ranging between 0.75% and 2.00%. Interest rates are selected at Nexstar Broadcasting’s option and the applicable margin is adjusted quarterly as defined in the credit facility agreement. The total weighted average interest rate of the Nexstar Facility was 6.52% and 7.33% at December 31, 2007 and 2006, respectively. Interest is payable periodically based on the type of interest rate selected. Additionally, Nexstar Broadcasting is required to pay quarterly commitment fees on the unused portion of its revolving loan commitment ranging from 0.375% to 0.50% per annum, based on the consolidated senior leverage ratio of Nexstar Broadcasting and Mission for that particular quarter.

The Mission Senior Secured Credit Facility

On April 1, 2005, Mission entered into an amended and restated senior secured credit facility agreement (the “Mission Facility”) with a group of commercial banks which replaced its previous bank credit facility that had provided for a $152.0 million Term Loan D and a $30.0 million revolving loan. The Mission Facility consists of a Term Loan B and a $15.0 million revolving. Proceeds obtained under the Term Loan B were used to repay Mission’s existing Term Loan D in the amount of $150.9 million plus accrued interest and repay outstanding borrowings under the revolving loan in the amount of $21.5 million plus accrued interest.

As of December 31, 2007 and 2006, Mission had $168.8 million and $170.5 million, respectively, outstanding under its Term Loan B and $7.0 million and no borrowings were outstanding under its revolving loan.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. Debt—(Continued)

Terms of the Mission Facility, including repayment, maturity and interest rates, are the same as the terms of the Nexstar Facility described above. During the years ended December 31, 2007 and 2006, repayments of Mission’s Term Loan B totaled $1.7 million each year. Interest rates are selected at Mission’s option and the applicable margin is adjusted quarterly as defined in the credit facility agreement. The total weighted average interest rate of the Mission Facility was 6.61% and 7.11% at December 31, 2007 and 2006, respectively.

Unused Commitments and Borrowing Availability

Based on covenant calculations, as of December 31, 2007, $63.2 million of total unused revolving loan commitments under the Nexstar and Mission credit facilities were available for borrowing.

On December 18, 2006, Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), an indirect subsidiary of Nexstar, and Mission reallocated the total amount of revolving loan commitment under their senior secured credit facilities. The Nexstar Broadcasting revolving loan commitment was increased from $50.0 million to $82.5 million while the Mission revolving loan commitment was reduced from $47.5 million to $15.0 million.

Collateralization and Guarantees of Debt

The bank credit facilities described above are collateralized by a security interest in substantially all the combined assets, excluding FCC licenses, of Nexstar and Mission. Nexstar and its subsidiaries guarantee full payment of all obligations incurred under the Mission Facility in the event of Mission’s default. Similarly, Mission is a guarantor of the Nexstar Facility and the senior subordinated notes issued by Nexstar Broadcasting.

In consideration of Nexstar’s guarantee of Mission’s senior credit facility, the sole shareholder of Mission has granted Nexstar a purchase option to acquire the assets and assume the liabilities of each Mission station, subject to FCC consent. These option agreements (which expire on various dates between 2008 and 2014) are freely exercisable or assignable by Nexstar without consent or approval by the sole shareholder of Mission. The Company expects these option agreements to be renewed upon expiration.

Debt Covenants

The Nexstar Facility contains covenants which require the Company to comply with certain financial covenant ratios, including (1) a maximum total combined leverage ratio of Nexstar Broadcasting and Mission of 7.00 times the last twelve months operating cash flow (as defined in the credit agreement) at December 31, 2007, reducing to 6.75 for the period of January 1, 2008 through and including December 30, 2008 and further reducing to 6.50 for the period of December 31, 2008 through and including June 30, 2010 and (2) a maximum combined senior leverage ratio of Nexstar Broadcasting and Mission of 4.75 times the last twelve months operating cash flow at December 31, 2007, which remains constant at 4.75 through and including December 30, 2008 and further reducing to 4.50 for the period of December 31, 2008 through and including December 30, 2009. Covenants also include a minimum combined interest coverage ratio of 1.50 to 1.00 through December 30, 2008, increasing to 1.75 to 1.00 for the period of December 31, 2008 through and including June 30, 2010, and a fixed charge coverage ratio of 1.15 to 1.00. Although the Nexstar and Mission senior credit facilities now allow for payment of cash dividends to common stockholders, Nexstar and Mission do not currently intend to declare or pay a cash dividend. The covenants, which are formally calculated on a quarterly basis, are based on the combined results of Nexstar Broadcasting and Mission. Mission’s bank credit facility agreement does not contain financial covenant ratio requirements, but does provide for default in the event Nexstar does not comply with all covenants contained in its credit agreement.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. Debt—(Continued)

The senior subordinated notes and senior discount notes described below contain restrictive covenants customary for borrowing arrangements of this type.

Senior Subordinated Notes

On April 1, 2005, Nexstar Broadcasting redeemed all of the outstanding $160.0 million in aggregate principal amount of 12% senior subordinated notes (“12% Notes”) that were due to mature on April 1, 2008, at a price of $1,060 per $1,000 principal amount. Redemption of the 12% Notes was funded from proceeds obtained through a combination of an offering of senior subordinated notes (discussed below) and Nexstar Broadcasting’s senior secured credit facility. The aggregate redemption payment of $169.6 million plus accrued interest made on April 1, 2005 included a $9.6 million call premium related to the retirement of the notes. The redemption of the 12% Notes resulted in the recognition of a loss in the second quarter of 2005 consisting of $9.6 million in call premium, the write-off of approximately $3.6 million of previously capitalized debt financing costs and accelerated amortization of $3.4 million of unamortized discount on the notes. In conjunction with the redemption, Nexstar recorded a gain during the second quarter of 2005 of approximately $2.3 million from the write off of a SFAS No. 133 fair value hedge adjustment of the carrying amount of the 12% Notes. Nexstar Broadcasting had issued the 12% Notes on March 16, 2001 at a price of 96.012%.

On December 30, 2003, Nexstar Broadcasting issued $125.0 million of 7% senior subordinated notes (the “7% Notes”) at par. The 7% Notes mature on January 15, 2014. Interest is payable every six months in arrears on January 15 and July 15. The 7% Notes are guaranteed by all of the domestic existing and future restricted subsidiaries of Nexstar Broadcasting and by Mission. The 7% Notes are general unsecured senior subordinated obligations subordinated to all of the Company’s senior secured credit facilities. The 7% Notes are redeemable on or after January 15, 2009, at declining premiums. The proceeds of the offering were used to finance the Quorum acquisition.

On April 1, 2005, Nexstar Broadcasting issued $75.0 million in the aggregate principal amount of 7% senior subordinated notes at a price of 98.01% (“7% Notes”) due 2014. The 7% Notes were issued as an add-on to the $125.0 million aggregate principal amount of 7% Notes previously issued. Proceeds obtained under the offering were net of a $1.1 million payment provided to investors purchasing the notes which was included as a component of the discount. The net proceeds from the offering, together with proceeds from Nexstar Broadcasting’s senior secured credit facility, were used to redeem the 12% Notes.

The 7% Notes discussed above have been registered under the Securities Act of 1933 in accordance with the terms of a registration rights agreement.

Senior Discount Notes

On March 27, 2003, Nexstar Finance Holdings, Inc. (“Nexstar Finance Holdings”), a wholly-owned subsidiary of Nexstar, issued $130.0 million principal amount at maturity of 11.375% senior discount notes (the “11.375% Notes”) at a price of 57.442%. The 11.375% Notes mature on April 1, 2013. Each 11.375% Note will have an accreted value at maturity of $1,000. The 11.375% Notes will not begin to accrue cash interest until April 1, 2008 with payments to be made every six months in arrears on April 1 and October 1. On April 1, 2008, Nexstar will redeem a principal amount of notes outstanding of $46.9 million sufficient to ensure that the 11.375% Notes will not be “Applicable High Yield Discount Obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986. The 11.375% Notes are general unsecured senior obligations effectively subordinated to the Nexstar Facility and are structurally subordinated to the 7% Notes.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. Debt—(Continued)

The 11.375% Notes discussed above have been registered under the Securities Act of 1933 in accordance with the terms of a registration rights agreement.

Guarantee of Subordinated and Discount Notes

On September 29, 2004, Nexstar executed full and unconditional guarantees with respect to the 12% Notes and the 7% Notes, each issued by Nexstar Broadcasting, an indirect subsidiary of Nexstar, and the 11.375% Notes issued by Nexstar Finance Holdings, a wholly-owned subsidiary of Nexstar. Mission is a guarantor of the senior subordinated notes issued by Nexstar Broadcasting.

Fair Value of Debt

The aggregate carrying amounts and estimated fair value of Nexstar’s and Mission’s debt were as follows:

	December 31, 2007		December 31, 2006
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Term loans(1)	$328,659	$328,659	$332,144	$332,144
Revolving credit facilities(1)	$28,000	$28,000	$38,000	$38,000
Senior subordinated notes(2)	$198,022	$186,000	$197,772	$188,000
Senior discount notes(2)	$126,495	$128,700	$113,219	$116,350

(1)	The fair value of bank credit facilities approximates their carrying amount based on borrowing rates currently available to Nexstar and Mission for bank loans with similar terms and average maturities.
(2)	The fair value of Nexstar’s fixed rate debt is estimated based on quoted December 31 bid prices obtained from an investment banking firm that regularly makes a market for these financial instruments.

Debt Maturities

At December 31, 2007, scheduled maturities of Nexstar’s and Mission’s debt (undiscounted) are summarized as follows (in thousands):

Year ended December 31,
2008	$50,391
2009	3,485
2010	3,485
2011	3,485
2012	342,719
Thereafter	283,094

$686,659

Loss on Extinguishment of Debt

The redemption, repayment, refinancing or amendment of the Company’s debt obligations may result in the write-off of debt financing costs previously capitalized and certain other costs incurred in the transaction. The refinancing of the Nexstar Broadcasting and Mission senior secured credit facilities in April 2005 resulted in the write-off of $0.4 million of previously capitalized debt financing costs and $1.0 million of transaction costs

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. Debt—(Continued)

during the second quarter of 2005. The redemption of the 12% Notes resulted in the recognition of a loss in the second quarter of 2005 consisting of $9.6 million in call premium, the write-off of $3.6 million of previously capitalized debt financing costs and accelerated amortization of $3.4 million of unamortized discount on the notes. In conjunction with the redemption, Nexstar recorded a gain during the second quarter of 2005 of approximately $2.3 million from the write-off of a SFAS No. 133 fair value hedge adjustment of the carrying amount of the 12% Notes. These amounts are included in loss on extinguishment of debt.

The following table summarizes the amounts included in loss on extinguishment of debt resulting from the transactions described above:

Year Ended December 31, 2005
(in thousands)
Redemption of 12% senior subordinated notes	$16,622
Refinancing Nexstar and Mission senior secured credit facilities	1,417
Gain from write-off of SFAS No. 133 fair value hedge adjustment	(2,324)

Total loss on extinguishment of debt	$15,715

10. Common Stock

In May 2007, Banc of America Capital Investors L.P. converted 662,529 non-voting shares of Nexstar Class C common stock into an equivalent number of voting shares of Nexstar Class A common stock.

The holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to 10 votes per share. Holders of Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of the stockholders. Holders of Class C common stock have no voting rights.

The shares of Class B common stock and Class C common stock are convertible as follows: (i) holders of shares of Class B common stock or Class C common stock may elect at any time to convert their shares into an equal number of shares of Class A common stock; or (ii) the Class B common stock will automatically convert into Class A common stock on a one-for-one basis if the holder transfers to anyone other than a certain group of shareholders; or (iii) if Class B common stock represents less than 10.0% of the total common stock outstanding, all of the Class B common stock will automatically convert into Class A common stock on a one-for-one basis.

The Common stockholders are entitled to receive cash dividends, subject to the rights of holders of any series of Preferred Stock, on an equal per share basis.

11. Stock-Based Compensation Plans

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123(R) which requires companies to expense the fair value of employee stock options and other forms of stock-based employee compensation in the financial statements over the period that an employee provides service in exchange for the award. Under SFAS 123(R), the Company measures compensation cost related to stock options based on the grant-date fair value of the award using the Black-Scholes option-pricing model and recognizes it ratably, less estimated forfeitures, over the vesting term of the award. The Company elected to use the modified prospective transition method and has

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11. Stock-Based Compensation Plans—(Continued)

recognized compensation expense for (i) all stock options granted after December 31, 2005 based on the requirements of SFAS No. 123(R), and (ii) the unvested portion of stock options granted prior to January 1, 2006 based on the fair values previously calculated for SFAS No. 123 pro forma disclosure purposes. Accordingly, because the Company applied a prospective transition method, prior period financial statements have not been adjusted to reflect compensation expense under the fair-value recognition provisions of this Statement. At January 1, 2006, the aggregate value of the unvested portion of previously issued stock options was approximately $6.1 million. Compensation cost related to these stock options is being recognized as expense ratably over the remaining vesting period of the awards which become fully-vested in 2010.

The following table illustrates the pro forma effect on the net loss and net loss per share for the year ended December 31, 2005 if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

Year ended December 31, 2005
(in thousands, except per share amounts)
Net loss, as reported	$(48,730)
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effect	(1,404)

Pro forma net loss	$(50,134)

Basic and diluted net loss per common share, as reported	$(1.72)
Basic and diluted net loss per common share, pro forma	$(1.77)

The weighted-average assumptions used in the Black-Scholes calculation for option grants during the years ended December 31, 2007, 2006 and 2005 were as follows:

	2007	2006	2005
Expected volatility	48.06%	45.10%	43.46%
Risk-free interest rates	3.63%	4.51%	4.37%
Expected term	6.0 years	6.15 years	5.0 years
Dividend yields	0%	0%	0%
Fair value per share of options granted	$4.55	$2.43	$1.95

Upon adopting SFAS No. 123(R), the Company refined its techniques for developing the assumptions it uses to measure the fair value of its stock options based on the guidance contained in SEC Staff Accounting Bulletin No. 107. The expected volatility assumption used for stock option grants in 2007 and 2006 is based on a combination of the historical market prices of Nexstar’s common stock and volatilities of peer companies in the television broadcasting industry over the expected term of the granted option. The Company utilized peer company data due to Nexstar’s limited history of publicly traded shares. During the year ended December 31, 2007 and 2006, the expected term assumption represents the weighted-average period of time that options granted are expected to be outstanding, giving consideration to vesting periods and historical exercise and post-vesting cancellation experience. Prior to adopting SFAS No. 123(R), expected volatility was based solely on the historical market prices of Nexstar’s common stock and expected term equaled the vesting period of the stock option. The risk-free interest rates used are based on the daily U.S. Treasury yield curve rate in effect at the time of the grant having a period commensurate with the expected term assumption.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11. Stock-Based Compensation Plans—(Continued)

The weighted-average fair value per option granted during the years ended December 31, 2007, 2006 and 2005, calculated using the Black-Scholes option-pricing model, were $4.55, $2.43 and $1.95, respectively.

As a result of adopting SFAS No. 123(R), Nexstar recorded $2.0 million ($0.07 per basic and diluted share) and $1.6 million ($0.06 per basic and diluted share) of compensation expense for the years ended December 31, 2007 and 2006, respectively, which were included in selling, general and administrative expenses in the Company’s consolidated statement of operations. The Company does not currently recognize a tax benefit resulting from compensation costs expensed in the financial statements because the Company provides a valuation allowance against the deferred tax asset resulting from this type of temporary difference since it expects that it will not have sufficient future taxable income to realize such benefit. Accordingly, the adoption of SFAS No. 123(R) has had no impact on income tax expense reported in the financial statements. The ongoing impact of adopting SFAS No. 123(R) will depend on, among other factors, the market price of Nexstar’s common stock, the terms, number and timing of future stock option award grants.

Description and Activity of Stock-Based Compensation Plans

Nexstar has two stock-based employee compensation plans: the 2006 Long-Term Equity Incentive Plan (the “2006 Plan”) and the 2003 Long-Term Equity Incentive Plan (the “2003 Plan”) (collectively, the “Equity Plans”), which provide for the granting of stock options, stock appreciation rights, restricted stock and performance awards to directors, employees of Nexstar or consultants. Approved by Nexstar’s shareholders on May 30, 2006, a maximum of 1,500,000 shares of Nexstar’s Class A common stock can be issued under the 2006 Plan. Under the 2003 Plan, a maximum of 3,000,000 shares of Nexstar’s Class A common stock can be issued. As of December 31, 2007, a total of 80,000 shares and 73,000 shares were available for future grant under the 2006 Plan and 2003 Plan, respectively.

As of December 31, 2007, options to purchase 4,293,000 shares of Nexstar’s Class A common stock were outstanding under the Equity Plans. Options are granted with an exercise price at least equal to the fair market value of the underlying shares of common stock on the date of the grant, vest over five years and expire ten years from the date of grant. Except as otherwise determined by the compensation committee or with respect to the termination of a participant’s services in certain circumstances, including a change of control, no grant may be exercised within six months of the date of the grant. Upon the employee’s termination, all nonvested options are forfeited immediately and any unexercised vested options are canceled from 30 to 180 days following the termination date. Nexstar intends to issue new shares of its Class A common stock when options are exercised.

During 2006, Nexstar granted 30,000 shares of restricted stock under the 2003 Plan. This award vested monthly in increments of 2,500 shares and became fully vested as of January 23, 2007. The fair value of the award totaled $140 thousand, which was based on the market price of Nexstar’s common stock on the date of grant, and was recognized as an expense ratably over the vesting period. Nexstar recorded $11 thousand and $129 thousand of compensation expense for the years ended December 31, 2007 and 2006, respectively, which was included in selling, general and administrative expenses in the Company’s consolidated statement of operations. Prior to January 1, 2006, Nexstar had not granted any restricted stock awards. There were no forfeitures of nonvested restricted stock during the years ended December 31, 2007 and 2006.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11. Stock-Based Compensation Plans—(Continued)

The following table summarizes stock award activity and related information for all of Nexstar’s Equity Plans for the year ended December 31, 2007 (not presented in thousands):

		Outstanding Options
	Shares Available for Grant	Shares	Weighted- Average Exercise Price		Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value(2)
Balance at January 1, 2007	852,000	3,618,000	$8.14
Options granted	(825,000)	825,000	$9.04	(1)
Options exercised	—	(24,000)	$6.40
Options forfeited/cancelled	126,000	(126,000)	$9.39

Balance at December 31, 2007	153,000	4,293,000	$8.29		7.90	$8,640,810

Exercisable at December 31, 2007		1,733,500	$10.06		6.84	$2,516,810
Fully vested and expected to vest at December 31, 2007		4,164,475	$8.33		7.87	$8,326,443

(1)	All options granted during the year ended December 31, 2007 had an exercise price equal to the grant-date market price.
(2)

Aggregate intrinsic value includes effects of estimated forfeitures and represents the difference between the closing market price of Nexstar’s common stock on the last day of the fiscal period, which was $9.14 on December 31, 2007, and the exercise price multiplied by the number of options outstanding.

At December 31, 2007, there was approximately $8.0 million of total unrecognized compensation cost, net of estimated forfeitures, related to stock options that is expected to be recognized over a weighted-average period of 3.62 years.

The following table summarizes information about options outstanding as of December 31, 2007 (not presented in thousands):

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/07	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable at 12/31/07	Weighted- Average Exercise Price
$ 3.92 - $4.99	1,798,000	8.41	$4.65	502,000	$4.57
$ 5.00 - $6.99	40,000	8.27	$5.41	9,000	$5.53
$ 7.00 - $8.99	605,000	6.95	$8.62	363,000	$8.62
$ 9.00 - $13.99	875,000	9.67	$9.29	42,000	$12.32
$14.00 - $14.49	975,000	5.95	$14.01	817,500	$14.01

	4,293,000			1,733,500

12. Gain on Asset Exchange

In 2004, the FCC approved a spectrum allocation exchange between Sprint Nextel Corporation (“Nextel”) and public safety entities to eliminate interference being caused to public safety radio licensees by Nextel’s operations. As part of this spectrum exchange, the FCC granted Nextel the right to certain spectrum within the 1.9 GHz band that is currently used by television broadcasters. In order to utilize this spectrum, Nextel is required to relocate the broadcasters to new spectrum by replacing all analog equipment currently used by

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

12. Gain on Asset Exchange—(Continued)

broadcasters with comparable digital equipment. The Company has agreed to accept the substitute equipment that Nextel will provide and in turn must relinquish its existing equipment back to Nextel. This transition began on a market by market basis beginning in the second quarter of 2007. The equipment the Company receives under this arrangement is recorded at their estimated fair market value and depreciated over estimated useful lives ranging from 5 to 15 years. Management’s determination of the fair market value is derived from the most recent prices paid to manufacturers and vendors for the specific equipment acquired. As equipment is exchanged, the Company records a gain to the extent that the fair market value of the equipment received exceeds the carrying amount of the equipment relinquished. For the year ended December 31, 2007, the Company recognized a gain of $2.0 million from the exchange of this equipment.

13. Income Taxes

The provision (benefit) for income taxes consisted of the following components:

	Years Ended December 31,
	2007	2006	2005
	(in thousands)
Current tax expense (benefit):
Federal	$(100)	$(500)	$—
State	528	35	71

	428	(465)	71

Deferred tax expense:
Federal	5,308	3,883	4,344
State	71	401	543

	5,379	4,284	4,887

Income tax expense	$5,807	$3,819	$4,958

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 35% to loss from operations before income taxes. The sources and tax effects of the differences were as follows:

	Years Ended December 31,
	2007	2006	2005
	(in thousands)
Tax benefit at 35% statutory federal rate	$(4,888)	$(1,811)	$(15,320)
Change in valuation allowance	10,684	4,384	21,404
State and local taxes, net of federal benefit	(86)	1,532	(1,374)
Adjustment to tax reserve liability	(100)	(500)	—
Other permanent differences	197	214	248

Income tax expense	$5,807	$3,819	$4,958

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

13. Income Taxes—(Continued)

The components of the net deferred tax liability were as follows:

	December 31,
	2007	2006
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$146,510	$148,423
Other intangible assets	1,321	2,163
Deferred revenue	3,347	2,517
Deferred gain on sale of assets	2,242	2,410
Other	5,510	4,063

Total deferred tax assets	158,930	159,576
Valuation allowance	(152,148)	(154,509)

Net deferred tax assets	6,782	5,067

Deferred tax liabilities:
Property and equipment	(6,147)	(4,910)
Goodwill	(11,949)	(9,775)
FCC licenses	(32,606)	(28,922)

Total deferred tax liabilities	(50,702)	(43,607)

Net deferred tax liability	$(43,920)	$(38,540)

The Company’s provision for income taxes is primarily comprised of deferred income taxes created by an increase in the deferred tax liabilities position during the year resulting from the amortization of goodwill and other indefinite-lived intangible assets for income tax purposes which are not amortized for financial reporting purposes. These deferred tax liabilities do not reverse on a scheduled basis and are not used to support the realization of deferred tax assets. The Company’s deferred tax assets primarily result from federal and state net operating loss carryforwards (“NOLs”). The Company’s NOLs are available to reduce future taxable income if utilized before their expiration. The Company has provided a valuation allowance for certain deferred tax assets as it believes they may not be realized through future taxable earnings.

On May 18, 2006, the State of Texas enacted legislation to change its existing franchise tax from a tax based on taxable capital or earned surplus to a tax based on modified gross revenue (“Margin Tax”). The former Texas franchise tax structure remained in existence until the end of 2006. Beginning in 2007, the Margin Tax imposes a 1% tax on revenues, less certain costs, as specified in the legislation, generated from Texas activities. Additionally, the legislation provides a temporary credit for Texas business loss carryovers existing through 2006 to be utilized as an offset to the Margin Tax. On June 15, 2007, the Texas Governor signed legislation that provided various technical corrections to the Texas Margin Tax. Based on the changes provided in this newly enacted tax law, the Company adjusted its temporary credit for Texas business loss carryovers to be utilized as an offset to the Margin Tax and a related deferred tax asset during the second quarter of 2007. The effect of the revision made to the temporary credit increased the Company’s deferred tax assets position resulting in approximately a $0.5 million reduction in the deferred state income tax provision for the year ended December 31, 2007.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

13. Income Taxes—(Continued)

As discussed in Note 2, the Company adopted FIN No. 48 on January 1, 2007. A reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits is as follows (in thousands):

Gross unrecognized tax benefits at January 1, 2007	$4,223
Increases in tax positions from prior years	—
Decreases in tax positions from prior years	(446)
Increases in tax positions for current year	—
Settlements	—
Lapse in statute of limitations	(100)

Gross unrecognized tax benefits at December 31, 2007	$3,677

Interest expense and penalties related to the Company’s uncertain tax positions are reflected as a component of income tax expense in the Company’s Consolidated Statements of Operations. As of December 31, 2007, the Company has not accrued interest on the unrecognized tax benefits as an unfavorable outcome upon examination would not result in a cash outlay but would reduce NOLs subject to a valuation allowance.

As of December 31, 2007, the total gross unrecognized tax benefits were approximately $3.7 million. If recognized, this amount would result in a favorable effect on the Company’s effective tax rate excluding impact on the Company's valuation allowance position. As a result of the expiration of a statute of limitations, $0.1 million of unrecognized tax benefits were recognized in 2007, resulting in a positive effect on the Company’s effective tax rate. The Company does not expect the amount of unrecognized tax benefits to significantly change in the next twelve months.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is subject to U.S. federal tax examinations for years after 2003. Additionally, any NOLs that were generated in prior years and will be utilized in the future may also be subject to examination by the Internal Revenue Service. State jurisdictions that remain subject to examination are not considered significant.

The valuation allowance decreased for the year ended December 31, 2007 by $2.4 million primarily related to certain adjustments to the deferred tax assets offset by the generation of current year net operating losses, the benefit of which may not be realized. The valuation allowance increased for the year ended December 31, 2006 by $4.4 million related to the generation of net operating losses and other deferred tax assets, the benefit of which may not be realized.

At December 31, 2007, the Company has NOLs available of approximately $409.8 million which are available to reduce future taxable income if utilized before their expiration. The federal NOLs begin to expire in 2008 through 2027 if not utilized. Utilization of NOLs in the future may be limited if changes in the Company’s ownership occurs.

14. FCC Regulatory Matters

Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the “Communications Act”). The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC, and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of television stations, regulate the

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14. FCC Regulatory Matters—(Continued)

equipment used by television stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations. The FCC’s ongoing rule making proceedings could have a significant future impact on the television industry and on the operation of the Company’s stations and the stations it provides services to. In addition, the U.S. Congress may act to amend the Communications Act in a manner that could impact the Company’s stations, the stations it provides services to and the television broadcast industry in general.

Some of the more significant FCC regulatory matters impacting the Company’s operations are discussed below.

Digital Television (“DTV”) Conversion

Television broadcasting in the United States is moving from an analog transmission system to a digital transmission system. For the transition period, the FCC allotted each licensed television station a second channel for broadcast of a DTV signal. In 2006, President Bush signed into law legislation that establishes February 17, 2009 as the deadline for television broadcasters to broadcast on a single DTV channel and return their analog channel to the FCC. Prior to February 17, 2009, television stations must broadcast with both analog and DTV signals. See Note 6 for a discussion of the impact this legislation is expected to have on the estimated useful lives of certain broadcasting equipment of the Company.

Except for stations that have requested waiver of the construction deadline, broadcast television stations are required to have completed construction of their final DTV stations and be broadcasting a full-power DTV signal. As of December 31, 2007, Mission’s stations WUTR, WTVO, WYOU, KOLR and KRBC and Nexstar’s stations WBRE, WROC, KARK, KNWA, KFTA, WMBD, WTAJ, WLYH, KSFX, WQRF, KTAL, WCIA, WTVW and KTAB are broadcasting with full-power DTV signals. Nexstar’s station KARD initiated full-power DTV broadcasts on January 24, 2008. Nexstar’s station KLBK and Mission’s station KAMC initiated full-power DTV broadcasts on February 6, 2008. The FCC has authorized Nexstar and Mission to operate DTV facilities for its remaining stations at low-power until certain dates established by the FCC. The FCC has established May 18, 2008 as the deadline for Nexstar stations KAMR, KBTV, KFDX, WDHN, WFFT, WFXV, WTWO, KMID and KSNF and Mission stations KJTL, KCIT, KSAN, WFXW, WFXP and KODE. The FCC also has established August 18, 2008 as the deadline for Nexstar stations KSVI and KLST and Mission station KHMT and has established February 17, 2009 as the deadline for Nexstar stations KQTV, WCFN, WJET and WHAG.

Extension requests will be filed with the FCC on or before March 19, 2008 (the due date for such filings) for the Nexstar and Mission stations with permit expiration dates of May 18, 2008 unless the stations are scheduled to go DTV full-power by the May 18, 2008 deadline. Extension requests will be filed with the FCC on or before June 19, 2008 (the due date for such filings) for the Nexstar and Mission stations with permit expiration dates of August 18, 2008 unless the stations are scheduled to go DTV full-power by the August 18, 2008 deadline. All of the Nexstar stations with February 17, 2009 DTV construction deadlines are expected to be operating at DTV full-power on or before February 17, 2009.

DTV conversion expenditures were $8.6 million, $14.3 million and $5.5 million, respectively, for the years ended December 31, 2007, 2006 and 2005. The Company will incur various capital expenditures to modify the remaining Nexstar and Mission stations’ DTV transmitting equipment for full-power DTV operations, including costs for the transmitter, transmission line, antenna and installation, and estimated costs for tower upgrades, replacements and/or modifications. The Company anticipates these expenditures will be funded through available cash on hand and cash generated from operations as incurred in future years.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14. FCC Regulatory Matters—(Continued)

Media Ownership

In 2006, the FCC initiated a rulemaking proceeding which provides for a comprehensive review of all of its media ownership rules, as required by the Communications Act. The Commission is considering rules relating to ownership of two or more TV stations in a market, ownership of local TV and radio stations by daily newspapers in the same market, cross-ownership of local TV and radio stations, and changes to how the national TV ownership limits are calculated. The proceeding, which will include several public hearings to be held throughout the country has extended into 2008. At this time, it is not possible to predict the outcome of any changes, if any, to the FCC’s media ownership rules.

15. Commitments and Contingencies

Broadcast Rights Commitments

Broadcast rights acquired for cash under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. Future minimum payments arising from unavailable future broadcast license commitments outstanding are as follows at December 31, 2007 (in thousands):

Year ended December 31,
2008	$1,690
2009	5,281
2010	4,472
2011	2,423
2012	1,361
Thereafter	719

Future minimum payments for unavailable cash broadcast rights	$15,946

Unavailable broadcast rights commitments represent obligations to acquire cash program rights for which the license period has not commenced and, accordingly, for which no asset or liability has been recorded.

Operating Leases

The Company leases office space, vehicles, towers, antennae sites, studio and other operating equipment under noncancelable operating lease arrangements expiring through May 2027. Charges to operations for such leases aggregated approximately $5.4 million, $5.2 million and $5.1 million for the years ended December 31, 2007 , 2006 and 2005, respectively. Future minimum lease payments under these operating leases are as follows at December 31, 2007 (in thousands):

Year ended December 31,
2008	$4,010
2009	3,840
2010	3,647
2011	3,699
2012	3,769
Thereafter	38,455

Future minimum lease payments under operating leases	$57,420

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

15. Commitments and Contingencies—(Continued)

Guarantee of Mission Debt

Nexstar and its subsidiaries guarantee full payment of all obligations incurred under Misson’s senior credit facility agreement. In the event that Mission is unable to repay amounts due under its credit facility, Nexstar will be obligated to repay such amounts. The maximum potential amount of future payments that Nexstar would be required to make under this guarantee would be generally limited to the amount of borrowings outstanding under the Mission credit facility. At December 31, 2007, Mission had $175.8 million outstanding under its senior credit facility.

Indemnification Obligations

In connection with certain agreements that the Company enters into in the normal course of its business, including local service agreements, business acquisitions and borrowing arrangements, the Company enters into contractual arrangements under which the Company agrees to indemnify the third party to such arrangement from losses, claims and damages incurred by the indemnified party for certain events as defined within the particular contract. Such indemnification obligations may not be subject to maximum loss clauses and the maximum potential amount of future payments the Company could be required to make under these indemnification arrangements may be unlimited. Historically, payments made related to these indemnifications have been immaterial and the Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements.

Collective Bargaining Agreements

As of December 31, 2007, certain technical, production and news employees at six of the Company’s stations are covered by collective bargaining agreements. The Company believes that employee relations are satisfactory and has not experienced any work stoppages at any of its stations. However, there can be no assurance that the collective bargaining agreements will be renewed in the future or that the Company will not experience a prolonged labor dispute, which could have a material adverse effect on its business, financial condition, or results of operations.

Litigation

From time to time, the Company is involved with claims that arise out of the normal course of its business. In the opinion of management, any resulting liability with respect to these claims would not have a material adverse effect on the Company’s financial position or results of operations.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information

Senior Discount Notes

On March 27, 2003, Nexstar Finance Holdings, Inc. (“Nexstar Finance Holdings”), a 100% owned subsidiary of Nexstar, issued 11.375% senior discount notes (“11.375% Notes”) due in 2013. The 11.375% Notes are fully and unconditionally guaranteed by Nexstar.

The following condensed consolidating financial information presents the financial position, results of operations and cash flows of the Company and its 100%, directly or indirectly, owned subsidiaries. This information is presented in lieu of separate financial statements and other related disclosures of Nexstar Finance Holdings pursuant to Regulation S-X Rule 3-10 of the Securities Exchange Act of 1934, as amended, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or being Registered”.

The Nexstar column presents the parent company’s financial information. Nexstar is also the guarantor. The Nexstar Finance Holdings column presents the issuer’s financial information. The Non-Guarantor Subsidiary column presents the financial information of Nexstar Broadcasting, a 100% owned subsidiary of Nexstar Finance Holdings. Nexstar Broadcasting’s financial information includes the accounts of Mission Broadcasting, Inc., an entity which Nexstar Broadcasting is required to consolidate as a VIE under FIN No. 46R (see Note 2).

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

BALANCE SHEET

December 31, 2007

(in thousands)

	Nexstar	Nexstar Finance Holdings	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$16,226	$—	$16,226
Other current assets	145	6	72,073	(145)	72,079

Total current assets	145	6	88,299	(145)	88,305
Investments in subsidiaries eliminated upon consolidation	5,361	132,130	—	(137,491)	—
Amounts due from parents eliminated upon consolidation	—	—	2,377	(2,377)	—
Property and equipment, net	—	—	111,612	—	111,612
Goodwill	—	—	151,686	—	151,686
FCC licenses	—	—	163,795	—	163,795
Other intangible assets, net	—	—	178,611	—	178,611
Other noncurrent assets	1	1,694	13,008	(10)	14,693

Total assets	$5,507	$133,830	$709,388	$(140,023)	$708,702

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$—	$46,906	$3,485	$—	$50,391
Other current liabilities	—	—	49,530	(144)	49,386

Total current liabilities	—	46,906	53,015	(144)	99,777
Debt	—	79,589	551,196	—	630,785
Amounts due to subsidiary eliminated upon consolidation	404	1,973	—	(2,377)	—
Other noncurrent liabilities	—	—	67,541	(11)	67,530

Total liabilities	404	128,468	671,752	(2,532)	798,092

Stockholders’ equity (deficit):
Common stock	284	—	—	—	284
Other stockholders' equity (deficit)	4,819	5,362	37,636	(137,491)	(89,674)

Total stockholders' equity (deficit)	5,103	5,362	37,636	(137,491)	(89,390)

Total liabilities and stockholders' equity (deficit)	$5,507	$133,830	$709,388	$(140,023)	$708,702

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

BALANCE SHEET

December 31, 2006

(in thousands)

	Nexstar	Nexstar Finance Holdings	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$11,179	$—	$11,179
Other current assets	40	6	65,785	(40)	65,791

Total current assets	40	6	76,964	(40)	76,970
Investments in subsidiaries eliminated upon consolidation	21,214	134,386	—	(155,600)	—
Amounts due from parents eliminated upon consolidation	—	—	4,550	(4,550)	—
Property and equipment, net	—	—	110,903	—	110,903
Goodwill	—	—	149,396	—	149,396
FCC licenses	—	—	163,795	—	163,795
Other intangible assets, net	—	—	206,259	—	206,259
Other noncurrent assets	1	2,016	15,381	(12)	17,386

Total assets	$21,255	$136,408	$727,248	$(160,202)	$724,709

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$—	$—	$3,485	$—	$3,485
Other current liabilities	—	—	51,654	(41)	51,613

Total current liabilities	—	—	55,139	(41)	55,098
Debt	—	113,219	564,431	—	677,650
Amounts due to subsidiary eliminated upon consolidation	2,577	1,973	—	(4,550)	—
Other noncurrent liabilities	—	2	65,261	(12)	65,251

Total liabilities	2,577	115,194	684,831	(4,603)	797,999

Stockholders’ equity (deficit):
Common stock	284	—	—	—	284
Other stockholders' equity (deficit)	18,394	21,214	42,417	(155,599)	(73,574)

Total stockholders’ equity (deficit)	18,678	21,214	42,417	(155,599)	(73,290)

Total liabilities and stockholders’ equity (deficit)	$21,255	$136,408	$727,248	$(160,202)	$724,709

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

(in thousands)

	Nexstar	Nexstar Finance Holdings	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Net revenue	$—	$—	$266,801	$—	$266,801

Operating expenses (income):
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	—	74,128	—	74,128
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	(105)	—	86,878	—	86,773
Amortization of broadcast rights	—	—	21,457	—	21,457
Amortization of intangible assets	—	—	25,671	—	25,671
Depreciation	—	—	20,209	—	20,209
Gain on asset exchange	—	—	(1,962)	—	(1,962)
Gain on asset disposal, net	—	—	(17)	—	(17)

Total operating expenses (income)	(105)	—	226,364	—	226,259

Income from operations	105	—	40,437	—	40,542
Interest expense, including amortization of debt financing costs	—	(13,597)	(41,443)	—	(55,040)
Equity in loss of subsidiaries	(15,853)	(2,256)	—	18,109	—
Other income, net	—	—	532	—	532

Loss before income taxes	(15,748)	(15,853)	(474)	18,109	(13,966)
Income tax expense	—	—	(5,807)	—	(5,807)

Net loss	$(15,748)	$(15,853)	$(6,281)	$18,109	$(19,773)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

(in thousands)

	Nexstar	Nexstar Finance Holdings	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Net revenue	$—	$—	$265,169	$—	$265,169

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	—	71,465	—	71,465
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	101	—	85,192	—	85,293
Amortization of broadcast rights	—	—	19,701	—	19,701
Amortization of intangible assets	—	—	24,135	—	24,135
Depreciation	—	—	18,086	—	18,086
Loss on asset disposal, net	—	—	639	—	639

Total operating expenses	101	—	219,218	—	219,319

Income (loss) from operations	(101)	—	45,951	—	45,850
Interest expense, including amortization of debt financing costs	—	(12,203)	(39,580)	—	(51,783)
Equity in earnings (loss) of subsidiaries	(5,970)	6,233	—	(263)	—
Other income, net	—	—	760	—	760

Income (loss) before income taxes	(6,071)	(5,970)	7,131	(263)	(5,173)
Income tax expense	—	—	(3,819)	—	(3,819)

Net income (loss)	$(6,071)	$(5,970)	$3,312	$(263)	$(8,992)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2005

(in thousands)

	Nexstar	Nexstar Finance Holdings	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Net revenue	$—	$—	$228,939	$—	$228,939

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	—	67,681	—	67,681
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	156	—	75,707	—	75,863
Amortization of broadcast rights	—	—	22,257	—	22,257
Amortization of intangible assets	—	—	26,511	—	26,511
Depreciation	—	—	16,733	—	16,733
Loss on property and asset disposal, net	—	—	1,284	—	1,284

Total operating expenses	156	—	210,173	—	210,329

Income (loss) from operations	(156)	—	18,766	—	18,610
Interest expense, including amortization of debt financing costs	—	(10,957)	(36,303)	—	(47,260)
Loss on extinguishment of debt	—	—	(15,715)	—	(15,715)
Equity in loss of subsidiaries	(39,366)	(28,409)	—	67,775	—
Other income, net	—	—	592	1	593

Loss before income taxes	(39,522)	(39,366)	(32,660)	67,776	(43,772)
Income tax expense	—	—	(4,958)	—	(4,958)

Net loss	$(39,522)	$(39,366)	$(37,618)	$67,776	$(48,730)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2007

(in thousands)

	Nexstar	Nexstar Finance Holdings	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Cash flows provided by (used for) operating activities	$(153)	$—	$37,140	$—	$36,987

Cash flows from investing activities:
Additions to property and equipment, net	—	—	(18,541)	—	(18,541)
Down payment on acquisition of stations	—	—	(387)	—	(387)
Other investing activities	—	—	320	—	320

Net cash used for investing activities	—	—	(18,608)	—	(18,608)

Cash flows from financing activities:
Repayment of long-term debt	—	—	(21,485)	—	(21,485)
Proceeds from revolver draws	—	—	8,000	—	8,000
Other financing activities	153	—	—	—	153

Net cash provided by (used for) financing activities	153	—	(13,485)	—	(13,332)

Net increase in cash and cash equivalents	—	—	5,047	—	5,047
Cash and cash equivalents at beginning of period	—	—	11,179	—	11,179

Cash and cash equivalents at end of period	$—	$—	$16,226	$—	$16,226

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2006

(in thousands)

	Nexstar	Nexstar Finance Holdings	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Cash flows provided by operating activities	$—	$—	$54,462	$—	$54,462

Cash flows from investing activities:
Additions to property and equipment	—	—	(24,354)	—	(24,354)
Acquisition of broadcast properties and related transaction costs	—	—	(55,521)	—	(55,521)
Other investing activities	—	—	603	—	603

Net cash used for investing activities	—	—	(79,272)	—	(79,272)

Cash flows from financing activities:
Repayment of long-term debt	—	—	(15,485)	—	(15,485)
Proceeds from revolver draws	—	—	38,000	—	38,000
Other financing activities	—	—	(13)	—	(13)

Net cash provided by financing activities	—	—	22,502	—	22,502

Net decrease in cash and cash equivalents	—	—	(2,308)	—	(2,308)
Cash and cash equivalents at beginning of year	—	—	13,487	—	13,487

Cash and cash equivalents at end of year	$—	$—	$11,179	$—	$11,179

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2005

(in thousands)

	Nexstar	Nexstar Finance Holdings	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Cash flows provided by operating activities	$—	$—	$14,350	$—	$14,350

Cash flows from investing activities:
Additions to property and equipment	—	—	(14,016)	—	(14,016)
Acquisition of broadcast properties and related transaction costs	—	—	(12,467)	—	(12,467)
Other investing activities	—	—	125	—	125

Net cash used for investing activities	—	—	(26,358)	—	(26,358)

Cash flows from financing activities:
Proceeds from debt issuance	—	—	427,375	—	427,375
Repayment of long-term debt	—	—	(263,696)	—	(263,696)
Proceeds from revolver draws	—	—	1,000	—	1,000
Repayment of senior subordinated notes	—	—	(153,619)	—	(153,619)
Payments for debt financing costs	—	—	(4,070)	—	(4,070)

Net cash provided by financing activities	—	—	6,990	—	6,990

Net decrease in cash and cash equivalents	—	—	(5,018)	—	(5,018)
Cash and cash equivalents at beginning of year	—	—	18,505	—	18,505

Cash and cash equivalents at end of year	$—	$—	$13,487	$—	$13,487

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

Senior Subordinated Notes

On December 30, 2003 and April 1, 2005, Nexstar Broadcasting, a 100% owned subsidiary of Nexstar Finance Holdings, issued 7% senior subordinated notes (“7% Notes”) due in January 2014. The 7% Notes are fully and unconditionally guaranteed by Nexstar.

The following condensed consolidating financial information presents the financial position, results of operations and cash flows of Nexstar and its 100%, directly or indirectly, owned subsidiaries and independently-owned Mission Broadcasting, Inc. This information is presented in lieu of separate financial statements and other related disclosures of Nexstar Broadcasting pursuant to Regulation S-X Rule 3-10 of the Securities Exchange Act of 1934, as amended, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or being Registered”.

The Nexstar column presents the parent company’s financial information. Nexstar is also a guarantor. The Nexstar Broadcasting column presents the issuer’s financial information. The Mission column presents the financial information of Mission Broadcasting, Inc., an entity in which Nexstar Broadcasting is required to consolidate as a VIE under FIN No. 46R (see Note 2). Mission is also a guarantor of the senior subordinated notes issued by Nexstar Broadcasting. The Non-Guarantor Subsidiary column presents the financial information of Nexstar Finance Holdings, the parent of Nexstar Broadcasting.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

BALANCE SHEET

December 31, 2007

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
ASSETS
Current assets:
Cash and cash equivalents	$—	$6,310	$9,916	$—	$—	$16,226
Due from Mission	—	18,485	—	—	(18,485)	—
Other current assets	145	68,146	3,927	6	(145)	72,079

Total current assets	145	92,941	13,843	6	(18,630)	88,305
Investments in subsidiaries eliminated upon consolidation	5,361	—	—	132,130	(137,491)	—
Amounts due from parents eliminated upon consolidation	—	2,377	—	—	(2,377)	—
Property and equipment, net	—	91,558	20,061	—	(7)	111,612
Goodwill	—	134,564	17,122	—	—	151,686
FCC licenses	—	135,059	28,736	—	—	163,795
Other intangible assets, net	—	142,243	36,368	—	—	178,611
Other noncurrent assets	1	10,183	2,825	1,694	(10)	14,693

Total assets	$5,507	$608,925	$118,955	$133,830	$(158,515)	$708,702

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$—	$1,758	$1,727	$46,906	$—	$50,391
Due to Nexstar Broadcasting	—	—	18,485	—	(18,485)	—
Other current liabilities	—	43,904	5,626	—	(144)	49,386

Total current liabilities	—	45,662	25,838	46,906	(18,629)	99,777
Debt	—	377,109	174,087	79,589	—	630,785
Amounts due to subsidiary eliminated upon consolidation	404	—	—	1,973	(2,377)	—
Other noncurrent liabilities	—	54,024	13,517	—	(11)	67,530

Total liabilities	404	476,795	213,442	128,468	(21,017)	798,092

Stockholders’ equity (deficit):
Common stock	284	—	—	—	—	284
Other stockholders' equity (deficit)	4,819	132,130	(94,487)	5,362	(137,498)	(89,674)

Total stockholders' equity (deficit)	5,103	132,130	(94,487)	5,362	(137,498)	(89,390)

Total liabilities and stockholders' equity (deficit)	$5,507	$608,925	$118,955	$133,830	$(158,515)	$708,702

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

BALANCE SHEET

December 31, 2006

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
ASSETS
Current assets:
Cash and cash equivalents	$—	$7,602	$3,577	$—	$—	$11,179
Due from Mission	—	20,167	—	—	(20,167)	—
Other current assets	40	62,100	3,685	6	(40)	65,791

Total current assets	40	89,869	7,262	6	(20,207)	76,970
Investments in subsidiaries eliminated upon consolidation	21,214	—	—	134,386	(155,600)	—
Amounts due from parents eliminated upon consolidation	—	4,550	—	—	(4,550)	—
Property and equipment, net	—	90,505	20,420	—	(22)	110,903
Goodwill	—	132,745	16,651	—	—	149,396
FCC licenses	—	135,059	28,736	—	—	163,795
Other intangible assets, net	—	164,058	42,201	—	—	206,259
Other noncurrent assets	1	12,925	2,456	2,016	(12)	17,386

Total assets	$21,255	$629,711	$117,726	$136,408	$(180,391)	$724,709

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$—	$1,758	$1,727	$—	$—	$3,485
Due to Nexstar Broadcasting	—	—	20,167	—	(20,167)	—
Other current liabilities	—	46,262	5,392	—	(41)	51,613

Total current liabilities	—	48,020	27,286	—	(20,208)	55,098
Debt	—	395,617	168,814	113,219	—	677,650
Amounts due to subsidiary eliminated upon consolidation	2,577	—	—	1,973	(4,550)	—
Other noncurrent liabilities	—	51,688	13,573	2	(12)	65,251

Total liabilities	2,577	495,325	209,673	115,194	(24,770)	797,999

Stockholders’ equity (deficit):
Common stock	284	—	—	—	—	284
Other stockholders' equity (deficit)	18,394	134,386	(91,947)	21,214	(155,621)	(73,574)

Total stockholders’ equity (deficit)	18,678	134,386	(91,947)	21,214	(155,621)	(73,290)

Total liabilities and stockholders’ equity (deficit)	$21,255	$629,711	$117,726	$136,408	$(180,391)	$724,709

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$260,075	$6,726	$—	$—	$266,801
Revenue between consolidated entities	—	7,860	30,556	—	(38,416)	—

Net revenue	—	267,935	37,282	—	(38,416)	266,801

Operating expenses (income):
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	68,980	5,148	—	—	74,128
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	(105)	84,598	2,280	—	—	86,773
Local service agreement fees between consolidated entities	—	30,556	7,860	—	(38,416)	—
Amortization of broadcast rights	—	17,188	4,269	—	—	21,457
Amortization of intangible assets	—	20,309	5,362	—	—	25,671
Depreciation	—	16,983	3,241	—	(15)	20,209
Gain on asset exchange	—	(1,645)	(317)	—	—	(1,962)
Loss (gain) on asset disposal, net	—	(109)	92	—	—	(17)

Total operating expenses (income)	(105)	236,860	27,935	—	(38,431)	226,259

Income from operations	105	31,075	9,347	—	15	40,542
Interest expense, including amortization of debt financing costs	—	(29,099)	(12,344)	(13,597)	—	(55,040)
Equity in loss of subsidiaries	(15,853)	—	—	(2,256)	18,109	—
Other income, net	—	440	92	—	—	532

Income (loss) before income taxes	(15,748)	2,416	(2,905)	(15,853)	18,124	(13,966)
Income tax expense	—	(4,672)	(1,135)	—	—	(5,807)

Net loss	$(15,748)	$(2,256)	$(4,040)	$(15,853)	$18,124	$(19,773)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$259,412	$5,757	$—	$—	$265,169
Revenue between consolidated entities	—	7,820	32,556	—	(40,376)	—

Net revenue	—	267,232	38,313	—	(40,376)	265,169

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	66,755	4,710	—	—	71,465
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	101	82,802	2,390	—	—	85,293
Local service agreement fees between consolidated entities	—	32,556	7,820	—	(40,376)	—
Amortization of broadcast rights	—	15,762	3,939	—	—	19,701
Amortization of intangible assets	—	18,739	5,396	—	—	24,135
Depreciation	—	14,815	3,286	—	(15)	18,086
Loss on asset disposal, net	—	627	12	—	—	639

Total operating expenses	101	232,056	27,553	—	(40,391)	219,319

Income (loss) from operations	(101)	35,176	10,760	—	15	45,850
Interest expense, including amortization of debt financing costs	—	(26,996)	(12,315)	(12,203)	(269)	(51,783)
Loss on extinguishment of debt	—	—	(269)	—	269	—
Equity in earnings (loss) of subsidiaries	(5,970)	—	—	6,233	(263)	—
Other income, net	—	700	60	—	—	760

Income (loss) before income taxes	(6,071)	8,880	(1,764)	(5,970)	(248)	(5,173)
Income tax expense	—	(2,647)	(1,172)	—	—	(3,819)

Net income (loss)	$(6,071)	$6,233	$(2,936)	$(5,970)	$(248)	$(8,992)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2005

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$223,980	$4,959	$—	$—	$228,939
Revenue between consolidated entities	—	11,400	28,141	—	(39,541)	—

Net revenue	—	235,380	33,100	—	(39,541)	228,939

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	63,410	4,271	—	—	67,681
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	156	73,475	2,232	—	—	75,863
Local service agreement fees between consolidated entities	—	28,141	11,400	—	(39,541)	—
Amortization of broadcast rights	—	17,849	4,408	—	—	22,257
Amortization of intangible assets	—	20,402	6,109	—	—	26,511
Depreciation	—	13,939	2,809	—	(15)	16,733
Loss on property and asset disposal, net	—	1,190	94	—	—	1,284

Total operating expenses	156	218,406	31,323	—	(39,556)	210,329

Income (loss) from operations	(156)	16,974	1,777	—	15	18,610
Interest expense, including amortization of debt financing costs	—	(27,110)	(9,193)	(10,957)	—	(47,260)
Loss on extinguishment of debt	—	(15,207)	(508)	—	—	(15,715)
Equity in loss of subsidiaries	(39,366)	—	—	(28,409)	67,775	—
Other income, net	—	562	30	—	1	593

Loss before income taxes	(39,522)	(24,781)	(7,894)	(39,366)	67,791	(43,772)
Income tax expense	—	(3,628)	(1,330)	—	—	(4,958)

Net loss	$(39,522)	$(28,409)	$(9,224)	$(39,366)	$67,791	$(48,730)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2007

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Cash flows provided by (used for) operating activities	$(153)	$33,232	$3,908	$—	$—	$36,987

Cash flows from investing activities:
Additions to property and equipment, net	—	(16,080)	(2,461)	—	—	(18,541)
Down payment on acquisition of stations	—	—	(387)	—	—	(387)
Other investing activites	—	314	6	—	—	320

Net cash used for investing activities	—	(15,766)	(2,842)	—	—	(18,608)

Cash flows from financing activities:
Repayment of long-term debt	—	(19,758)	(1,727)	—	—	(21,485)
Proceeds from revolver draws	—	1,000	7,000	—	—	8,000
Other financing activities	153	—	—	—	—	153

Net cash provided by (used for) financing activities	153	(18,758)	5,273	—	—	(13,332)

Net increase (decrease) in cash and cash equivalents	—	(1,292)	6,339	—	—	5,047
Cash and cash equivalents at beginning of period	—	7,602	3,577	—	—	11,179

Cash and cash equivalents at end of period	$—	$6,310	$9,916	$—	$—	$16,226

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2006

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Cash flows provided by operating activities	$—	$47,946	$6,516	$—	$—	$54,462

Cash flows from investing activities:
Additions to property and equipment	—	(21,718)	(2,636)	—	—	(24,354)
Acquisition of broadcast properties and related transaction costs	—	(55,521)	—	—	—	(55,521)
Other investing activites	—	583	20	—	—	603

Net cash used for investing activities	—	(76,656)	(2,616)	—	—	(79,272)

Cash flows from financing activities:
Repayment of long-term debt	—	(13,758)	(1,727)	—	—	(15,485)
Proceeds from revolver draws	—	38,000	—	—	—	38,000
Other financing activities	—	(13)	—	—	—	(13)

Net cash provided by (used for) financing activities	—	24,229	(1,727)	—	—	22,502

Net increase (decrease) in cash and cash equivalents	—	(4,481)	2,173	—	—	(2,308)
Cash and cash equivalents at beginning of year	—	12,083	1,404	—	—	13,487

Cash and cash equivalents at end of year	$—	$7,602	$3,577	$—	$—	$11,179

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Condensed Consolidating Financial Information—(Continued)

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2005

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Non-Guarantor Subsidiary	Eliminations	Consolidated Company
Cash flows provided by operating activities	$—	$11,130	$3,220	$—	$—	$14,350

Cash flows from investing activities:
Additions to property and equipment	—	(12,615)	(1,401)	—	—	(14,016)
Acquisition of broadcast properties and related transaction costs	—	(6,338)	(6,129)	—	—	(12,467)
Other investing activites	—	124	1	—	—	125

Net cash used for investing activities	—	(18,829)	(7,529)	—	—	(26,358)

Cash flows from financing activities:
Proceeds from debt issuance	—	254,675	172,700	—	—	427,375
Repayment of long-term debt	—	(90,524)	(173,172)	—	—	(263,696)
Proceeds from revolver draws	—	1,000	—	—	—	1,000
Repayment of senior subordinated notes	—	(153,619)	—	—	—	(153,619)
Payments for debt financing costs	—	(3,274)	(796)	—	—	(4,070)

Net cash provided by (used for) financing activities	—	8,258	(1,268)	—	—	6,990

Net increase (decrease) in cash and cash equivalents	—	559	(5,577)	—	—	(5,018)
Cash and cash equivalents at beginning of year	—	11,524	6,981	—	—	18,505

Cash and cash equivalents at end of year	$—	$12,083	$1,404	$—	$—	$13,487

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

17. Employee Benefits

Nexstar and Mission have established retirement savings plans under Section 401(k) of the Internal Revenue Code (the “Plans”). The Plans cover substantially all employees of Nexstar and Mission who meet minimum age and service requirements, and allow participants to defer a portion of their annual compensation on a pre-tax basis. Contributions to the Plans may be made at the discretion of Nexstar and Mission. Nexstar recorded contributions of $0.6 million for the year ended December 31, 2007 and $0.5 million for each of the years ended December 31, 2006 and 2005, respectively. Mission recorded contributions of $17 thousand, $12 thousand and $13 thousand for the years ended December 31, 2007, 2006 and 2005, respectively.

Under a collective bargaining agreement, the Company contributes three percent (3%) of the gross monthly payroll of certain covered employees toward their pension benefits. Employees must have completed 90 days of service to be eligible for the contribution. The Company’s pension benefit contribution totaled $25 thousand, $26 thousand and $25 thousand for the years ended December 31, 2007, 2006 and 2005, respectively.

18. Related Party Transactions

Pursuant to a management services agreement, Mission paid compensation to its sole shareholder in the amount of $0.4 million for each of the years ended December 31, 2007, 2006 and 2005, respectively, which was included in selling, general and administrative expenses in the Company’s consolidated statement of operations.

19. Unaudited Quarterly Data

	Quarter Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
	(in thousands, except per share amounts)
Net revenue	$62,054	$68,729	$64,463	$71,555
Income from operations	6,103	13,421	8,325	12,693
Loss before income taxes	(7,501)	(205)	(5,337)	(923)
Net loss	(9,033)	(1,291)	(6,844)	(2,605)
Basic and diluted net loss per share	$(0.32)	$(0.05)	$(0.24)	$(0.09)
Basic and diluted weighted average shares outstanding	28,393	28,402	28,402	28,408

	Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
	(in thousands, except per share amounts)
Net revenue	$59,826	$64,561	$63,588	$77,194
Income from operations	6,089	11,079	9,809	18,873
Income (loss) before income taxes	(6,036)	(1,654)	(3,208)	5,725
Net income (loss)	(7,287)	(2,368)	(3,941)	4,604
Basic and diluted net income (loss) per share	$(0.26)	$(0.08)	$(0.14)	$0.16
Basic and diluted weighted average shares outstanding	28,365	28,372	28,379	28,387	(1)

(1)	The number of basic and diluted weighted average shares outstanding was not materially different.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

20. Valuation and Qualifying Accounts

Allowance for Doubtful Accounts Rollforward

	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Increase Due to Acquisitions	Deductions(1)	Balance at End of Period
Year ended December 31, 2005	$1,119	$1,151	—	$(1,407)	$863
Year ended December 31, 2006	863	963	—	(765)	1,061
Year ended December 31, 2007	1,061	1,112	—	(965)	1,208

(1)	Uncollectible accounts written off, net of recoveries.

Valuation Allowance for Deferred Tax Assets Rollforward

	Balance at Beginning of Period	Additions Charged to Costs and Expenses(1)	Additions Charged to Other Accounts	Deductions(2)	Balance at End of Period
Year ended December 31, 2005	$128,721	$21,404	$—	$—	$150,125
Year ended December 31, 2006	150,125	4,384	—	—	154,509
Year ended December 31, 2007	154,509	10,684	—	(13,045)	152,148

(1)	Increase in valuation allowance related to the generation of net operating losses and other deferred tax assets.
(2)	Decrease in valuation allowance associated with adjustments to certain deferred tax assets and their related allowance.

21. Subsequent Event

On January 16, 2008, Mission completed the acquisition of KTVE, the NBC affiliate in Monroe, Louisiana-El Dorado, Arkansas for total consideration of $7.8 million, exclusive of transaction costs. Pursuant to terms of the purchase agreement, Mission made an initial payment of $0.4 million against the purchase price on June 27, 2007 to acquire substantially all of the assets of KTVE. Mission paid the remaining $7.4 million on January 16, 2008, exclusive of transaction costs.